Exhibit 10.1

Affordable Housing Regulatory Agreement

between:

RENAISSANCE EQUITY HOLDINGS LLC A,

RENAISSANCE EQUITY HOLDINGS LLC B,

RENAISSANCE EQUITY HOLDINGS LLC C,

RENAISSANCE EQUITY HOLDINGS LLC D,

RENAISSANCE EQUITY HOLDINGS LLC E,

RENAISSANCE EQUITY HOLDINGS LLC F,

RENAISSANCE EQUITY HOLDINGS LLC G,

FLATBUSH GARDENS HOUSING DEVELOPMENT FUND CORPORATION,

and

THE CITY OF NEW YORK, acting by and through its
Department of Housing Preservation and Development

June 29, 2023

Borough: Blocks and Lots:	Brooklyn 4964/40, 4964/47, 4967/40 4981/1, 4981/50, 4995/30, 5000/200	Record and return to: New York City Department of Housing Preservation and Development Office of Legal Affairs 100 Gold Street, Room 5-T1 (TJR) New York, NY 10038

Table of Contents			5.01	Rents Charged to Tenants.	16
			5.02	Rent Stabilization.	19
RECITALS		1	5.03	Loss of Rental Assistance.	22
ARTICLE 1 DEFINITIONS		3	5.04	After the Restriction Period.	22
1.01	Certain Definitions.	3	ARTICLE 6 PROJECT OPERATIONS		23
ARTICLE 2 TERM OF RESTRICTIONS		7	6.01	Standard of Care.	23
2.01	Restriction Period.	7	6.02	Maintenance of Project.	23
2.02	After the Restriction Period.	7	6.03	Taxes and Municipal Charges.	24
ARTICLE 3 GENERAL REQUIREMENTS		8	6.04	Records; Retention.	24
3.01	Compliance with Law; Agreements.	8	6.05	Contracting.	24
3.02	More Restrictive Provisions Control.	8	6.06	HPD Building Registration.	25
3.03	Real Property Tax Benefits.	8	6.07	Property Management.	25
3.04	Rental Assistance.	8	6.08	Insurance.	26
ARTICLE 4 PROJECT OCCUPANCY		9	6.09	Reserved.	31
4.01	Occupancy Restrictions.	9	6.10	Mechanics and Tax Liens.	31
4.02	Changes to Project.	10	6.11	Loans by Owner.	31
4.03	Integration of Units.	10	6.12	Reasonable Accommodations.	31
4.04	Primary Residence.	10	6.13	Equal Access to Amenities.	31
4.05	Lease-Up and Marketing.	11	6.14	Distribution of Information.	32
4.06	Qualification of Eligible Households.	11	6.15	Reserved.	32
4.07	Leases of Units.	11	6.16	Aging in Place Work.	32
4.08	Subleases and Assignments.	12	6.17	Integrated Physical Needs Work	32
4.09	Right to Renewal Lease.	13	6.18	Reserved.	33
4.10	Evictions.	13	6.19	Building Service Prevailing Wage.	33
4.11	Successors to Tenants.	13	ARTICLE 7 RESERVES		34
4.12	Rental Assistance Status.	13	7.01	Replacement Reserve.	34
4.13	Non-Discrimination.	13	7.02	Operating Reserve.	34
4.14	Conversion to Co-Op or Condo.	14	7.03	Other Reserves.	35
4.15	Reserved.	14	7.04	Servicing of Reserves.	35
4.16	Non-Residential Space.	14	7.05	Replenishment of Reserves.	36
ARTICLE 5 RESIDENTIAL RENTS		16	7.06	Reserves Remain with Project.	36
			7.07	Disposition of Reserves.	36

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ARTICLE 8 OWNERSHIP AND FINANCING		38	11.04	Due Authorization.	51
8.01	Property Transfers.	38	11.05	Valid and Binding Obligation.	51
8.02	Changes in Ownership.	39	11.06	No Conflicts.	52
8.03	Financing.	40	11.07	Obtaining of Approvals.	52
8.04	Zoning; Development Rights.	41	11.08	Litigation.	52
8.05	Legal Owner.	42	11.09	Bankruptcy.	52
8.06	Condominium.	42	11.10	Accuracy of Information.	53
ARTICLE 9 COMPLIANCE MONITORING		44	11.11	Rent Roll.	53
9.01	Annual Submissions.	44	11.12	Title to Property.	53
9.02	Late Fees.	45	11.13	Flood Zone Status.	53
9.03	Testimony and Documents.	45	11.14	Utilities and Public Streets.	54
9.04	Access to Property.	45	11.15	Property Condition.	54
9.05	Reports of Non-Compliance.	46	11.16	Taxes.	54
9.06	Reports of Legal Actions.	46	11.17	Insurance.	54
9.07	Interaction with Authorities.	46	11.18	Reserves.	54
9.08	Disclosure of Ownership.	46	11.19	Zoning and Building Codes.	54
9.09	Additional Information.	46	11.20	Environmental Laws.	55
ARTICLE 10 ENFORCEMENT		47	11.21	Financing.	55
10.01	Defaults.	47	11.22	Law and Agreements.	55
10.02	Remedies.	48	11.23	Agency and City Personnel.	55
10.03	All Rights Cumulative.	49	11.24	Conflicts of Interest.	56
10.04	Waivers of Agreement.	49	11.25	Lobbying.	56
10.05	No Distributions Upon Default.	49	11.26	Sponsor Loans.	56
10.06	Prior Owner Defaults.	49	ARTICLE 12 MISCELLANEOUS		57
10.07	No Retaliation.	49	12.01	Recording.	57
10.08	Waiver of Opposition.	50	12.02	Successors.	57
10.09	Third-Party Beneficiaries.	50	12.03	Notices.	57
10.10	Tenant Right to Enforce.	50	12.04	Agency Approvals.	58
ARTICLE 11 STATEMENTS OF FACT		51	12.05	Amendments.	59
11.01	In General.	51	12.06	Severability.	59
11.02	Organization.	51	12.07	Claims Against Officials.	59
11.03	Not-for-Profit Corporations.	51	12.08	Cooperation.	59
			12.09	Forum Selection.	59
			12.10	Indemnity.	60

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12.11	Provisions Required by Law.	60
12.12	Further Assurances.	61
12.13	Duplicate Originals.	61
12.14	Interpretation.	61
12.15	Joint and Several Obligations.	61
12.16	No Merger.	62
12.17	Other Consents.	62
12.18	Relationship of Parties.	62

ARTICLE 13 INVESTIGATIONS		63

13.01	Definitions.	63
13.02	Cooperation.	63
13.03	Refusal to Testify.	63
13.04	Adjournments.	64
13.05	Penalties.	64
13.06	Factors.	64
13.07	Warranties and Enforcement.	65

EXHIBIT A         PROPERTY DESCRIPTION

EXHIBIT B         PROJECT DETAILS

EXHIBIT C         FORM OF MEMORANDUM OF REGULATORY AGREEMENT

EXHIBIT D         CITY COUNCIL RESOLUTION

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AFFORDABLE HOUSING REGULATORY AGREEMENT (“Agreement”) entered into as of this 29th day of June, 2023, between:

RENAISSANCE EQUITY HOLDINGS LLC A, a New York limited liability company having an address at c/o Clipper Realty Inc., 4611 12th Avenue, Suite 1L, Brooklyn, New York 11219 (“A Owner”);

RENAISSANCE EQUITY HOLDINGS LLC B, a New York limited liability company having an address at c/o Clipper Realty Inc., 4611 12th Avenue, Suite 1L, Brooklyn, New York 11219 (“B Owner”);

RENAISSANCE EQUITY HOLDINGS LLC C, a New York limited liability company having an address at c/o Clipper Realty Inc., 4611 12th Avenue, Suite 1L, Brooklyn, New York 11219 (“C Owner”);

RENAISSANCE EQUITY HOLDINGS LLC D, a New York limited liability company having an address at c/o Clipper Realty Inc., 4611 12th Avenue, Suite 1L, Brooklyn, New York 11219 (“D Owner”);

RENAISSANCE EQUITY HOLDINGS LLC E, a New York limited liability company having an address at c/o Clipper Realty Inc., 4611 12th Avenue, Suite 1L, Brooklyn, New York 11219 (“E Owner”);

RENAISSANCE EQUITY HOLDINGS LLC F, a New York limited liability company having an address at c/o Clipper Realty Inc., 4611 12th Avenue, Suite 1L, Brooklyn, New York 11219 (“F Owner”);

RENAISSANCE EQUITY HOLDINGS LLC G, a New York limited liability company having an address at c/o Clipper Realty Inc., 4611 12th Avenue, Suite 1L, Brooklyn, New York 11219 (“G Owner” and together with the A Owner, B Owner, C Owner, D Owner, E Owner, and F Owner, “Beneficial Owner”);

FLATBUSH GARDENS HOUSING DEVELOPMENT FUND CORPORATION, a New York not-for-profit corporation having an address at 253 West 35th Street, 3rd Floor, New York, New York 10001 (“Legal Owner”, and together with the Beneficial Owner, "Owner"); and

The City of New York, a New York municipal corporation having its principal office at City Hall, New York, NY 10007, acting by and through its Department of Housing Preservation and Development, having its principal office at 100 Gold Street, New York, NY 10038.

RECITALS

A.	Capitalized terms have the meanings given in Section 1.01.

B.

The Owner intends to own and operate the housing project described in Exhibit B (“Project") on the real property identified in Exhibit A (“Property”). Exhibit A and Exhibit B are annexed to this Agreement and made a part of this Agreement.

Recitals

C.

The Beneficial Owner has entered into a Declaration of Interest and Nominee Agreement with the Legal Owner (together with any other nominee agreement with respect to the Property, “Nominee Agreement”), pursuant to which the Beneficial Owner is the beneficial and equitable owner of the Property and the Legal Owner retains the nominal record title to the Property.

D.

The Owner expects that the Project will receive real property tax benefits pursuant to Section 577 of the Private Housing Finance Law (also known as an Article 11 tax exemption) (“Real Property Tax Benefits”).

E.	The Agency requires that the Owner and the Project comply with this Agreement as a condition to participation in the Agency’s affordable housing program.

In consideration of the foregoing, and for other good and valuable consideration, the parties to this Agreement agree as follows:

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ARTICLE 1

DEFINITIONS

1.01         Certain Definitions.

“Actual Rent” has the meaning set forth in Section 5.01(b).

“Agency” means HPD.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“AMI” means two times the Section 8 income limit for “very low-income families” (families with incomes that do not exceed 50% of median family income), as determined by HUD for the New York, NY HUD Metropolitan Fair Market Rent Area (or any successor area covering New York City), and adjusted for family size. If HUD stops publishing the Section 8 income limit for very low-income families, the Agency shall establish an alternative method for determining AMI. If HUD publishes an income limit for a different percentage of median family income, the Agency or Law may require the Owner to use the HUD-published income limit, as adjusted for family size, to determine rent or income limits at a corresponding percentage of AMI under this Agreement, instead of an adjustment to the Section 8 income limit for very low-income families. Unless otherwise noted, AMI refers to the amount in effect on the date of the applicable determination.

“Annual Income” means current annual gross income, calculated in accordance with the method for determining income eligibility specified in the Marketing Handbook or as otherwise may be required by Law.

“Beneficial Owner” has the meaning set forth in the preamble to this Agreement.

"Change in Ownership" has the meaning set forth in Section 8.02(a).

“City” means The City of New York.

“Default” has the meaning set forth in Section 10.01(b).

"Default Rate" means an interest rate that is the lower of (a) the highest interest rate permitted by Law, or (b) 16% per annum.

“Destabilization” has the meaning set forth in Section 5.02(e).

“DHCR” means the State’s Division of Housing and Community Renewal, or any successor administering Rent Stabilization.

“Eligible Household” means, with respect to any Unit, a prospective or existing Tenant who meets the income, asset, and other requirements of this Agreement and the Marketing Handbook to occupy the Unit.

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Article 1 - Definitions

"Equipment" means all fixtures, fittings, appliances, apparatus, equipment, machinery, furniture, and other personal property (other than that which is owned by Tenants or any non-residential tenants of the Property) now or in the future attached to, located upon, or used in the operation of the Property, and all replacements, additions, proceeds, products, and accessions of or to the foregoing.

“FMR” means the fair market rent published by HUD for the New York, NY HUD Metropolitan Fair Market Rent Area (or any successor area covering the Property) and in effect on the date of the applicable rent determination.

"HDC" means the New York City Housing Development Corporation (or any successor).

“Homeless Units” has the meaning set forth in Section 4.01(c).

“Household” means all individuals who occupy, or will occupy, a Unit.

"HPD” means the City, acting by and through its Department of Housing Preservation and Development (or any successor).

“HUD” means the U.S. Department of Housing and Urban Development (or any successor).

"Improvements" means all buildings, structures, sidewalks, parking lots, and other physical improvements currently existing or at any time in the future constructed, installed, or placed upon the land in any part of the Property.

“Income-Restricted Unit” means any Unit that the Owner is required to lease upon initial occupancy to an Eligible Household whose Annual Income does not exceed an income limit for the Unit that is required by this Agreement.

“Institutional Lender” has the meaning set forth in Section 8.03(e).

“Law” means any applicable federal, state, or local law, code, ordinance, regulation, rule, ruling, or requirement in effect, including, but not limited to, executive orders, court orders, and City Council resolutions, regardless of whether it was applicable or in effect on the date of this Agreement or became applicable or effective after such date.

“Legal Owner” has the meaning set forth in the preamble to this Agreement.

“Legal Rent” has the meaning set forth in Section 5.01(b).

"Management Agreement" has the meaning set forth in Section 6.07.

“Managing Agent” has the meaning set forth in Section 6.07.

“Marketing Handbook” means the Agency’s Marketing Handbook, as amended, or any successor document designated in writing by the Agency.

“Maximum Program Rent” has the meaning set forth in Section 5.01(b).

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Article 1 - Definitions

“MCI Increase” has the meaning set forth in Section 5.02(c)(i).

“Nominee Agreement” has the meaning set forth in the Recitals.

“Operating Reserve” has the meaning set forth in Section 7.02.

“Owner” has the meaning set forth in the preamble to this Agreement.

"Permitted Mortgage" has the meaning set forth in Section 8.03(d).

“Prohibited Person” means any individual or entity that is or has been subject to, or that has a principal that is or has been subject to, one or more of the following: (a) conviction, civil judgment, pending litigation, or active investigation for harassment, arson, fraud, bribery, grand larceny, any felony or crime of dishonesty, or any material violation of environmental or building safety Laws, (b) suspension or debarment by any government entity, (c) a finding of material tax arrears, tax foreclosure, or enforcement proceedings, or the sale of tax liens, or (d) negative findings by the City’s Department of Investigation (or any successor).

“Project” has the meaning set forth in the Recitals.

“Property” has the meaning set forth in the Recitals.

“Property Transfer” has the meaning set forth in Section 8.01.

“Real Property Tax Benefits” has the meaning set forth in the Recitals.

“Records” has the meaning set forth in Section 6.04.

“Renewal Lease Adjustment” has the meaning set forth in Section 5.01(b).

“Rent Stabilization” means, collectively, the Rent Stabilization Law of 1969, the Emergency Tenant Protection Act of 1974, and the Rent Stabilization Code, all as amended, together with any successor Laws addressing substantially the same matters.

“Rental Assistance” means Section 8, similar rental subsidies provided by the City, or any other rental subsidy program approved in writing by the Agency.

“Rental Assistance Contract” means any contract providing project-based Rental Assistance to the Project.

“Rental Assistance Rent” has the meaning set forth in Section 5.01(b).

“Rental Assistance Unit” has the meaning set forth in Section 5.01(b).

“Replacement Reserve” has the meaning set forth in Section 7.01.

“Restriction Period” has the meaning set forth in Section 2.01(a).

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Article 1 - Definitions

“Section 610 of the PHFL” means Section 610 of the Private Housing Finance Law, as it may be amended from time to time.

"Section 8" means rental subsidies provided under Section 8 of the United States Housing Act of 1937, as amended (or any successor federal rental subsidy program).

“State” means the State of New York.

“Superintendent Unit” means a Unit that is occupied by a resident superintendent or porter of the Project.

“Tenant” means, collectively, (a) one or more individuals occupying or entitled to occupy a Unit who is either a party to a lease or rental agreement for such Unit or is a statutory tenant pursuant to the Emergency Housing Rent Control Law, the City Rent and Rehabilitation Law, or Article 7-C of the Multiple Dwelling Law, and (b) the entire Household of such individuals.

“Unit” means a dwelling unit within the Project.

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ARTICLE 2

TERM OF RESTRICTIONS

2.01	Restriction Period.

(a)

Length of Period. The Owner shall comply, and shall cause the Project to comply, with this Agreement during the period that begins on the date of this Agreement and ends on the latest of the following dates (“Restriction Period”):

(i)	The date identified as the Agency Program Termination Date in Exhibit B.

(ii)

The date on which (1) the Property and the Project are not subject to any mortgage or lien held by or on behalf of the City or HDC, and (2) the Owner does not owe any indebtedness to the City or HDC with respect to the Project.

(iii)	The date on which the Real Property Tax Benefits expire by their stated term and not due to any early voluntary or involuntary termination, revocation, or suspension.

2.02	After the Restriction Period.
(a)

Termination. This Agreement terminates when the Restriction Period ends for all Units, except as provided in Section 2.02(b). No party may terminate this Agreement prior to the end of the Restriction Period without the prior written consent of the Agency.

(b)

Surviving Provisions. After the termination of this Agreement, or after the Restriction Period ends for any Unit prior to the termination of this Agreement, the Owner shall continue to comply, and shall cause the Project to comply, with the provisions of this Agreement that are specifically identified in this Agreement as applying after the Restriction Period, or as surviving the termination of this Agreement (or words of similar meaning). All such provisions survive the termination of this Agreement. The Agency may continue to enforce this Agreement after its termination with respect to (i) any surviving provision of this Agreement and (ii) any matter that occurred before the termination of this Agreement. In addition, the termination of this Agreement will not affect the Agency’s ability to enforce any Law that the Agency would be able to enforce in the absence of this Agreement.

(c)

Release. After the termination of this Agreement, and upon the request of the Owner, the Agency shall provide the Owner with a release of this Agreement in recordable form. The Agency may refer to its surviving rights under this Agreement in any such release, but neither the release of this Agreement nor the failure to describe the survival of rights under this Agreement in any such release will limit the Agency’s exercise of these rights as provided in Section 2.02(b).

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ARTICLE 3

GENERAL REQUIREMENTS

3.01	Compliance with Law; Agreements.

The Owner shall comply, and shall cause the Project to comply, with the Law. The Owner shall also comply, and shall cause the Project to comply, with (a) any other agreement entered into by the Owner with the Agency or any other government agency with respect to the Project, (b) any restrictive covenant entered into by the Owner for the benefit of the Agency or any other government agency with respect to the Project, or (c) any permit issued by the Agency or any other government agency with respect to the Project.

3.02	More Restrictive Provisions Control.

If this Agreement conflicts with any Law or with any other agreement, restrictive covenant, or permit with, entered into for the benefit of, or issued by a government agency with respect to the Project, or if any provision of this Agreement conflicts with any other provision of this Agreement, the more restrictive provision, as determined by the Agency, controls.

3.03	Real Property Tax Benefits.

The Owner shall comply, and shall cause the Project to comply, with all applicable requirements of the Real Property Tax Benefits, including, but not limited to, the Law under which the Real Property Tax Benefits have been, or will be, granted, all related Laws, and any related agreements and restrictive covenants.

(a)

City Council Resolution (Article 11 Tax Exemption).  The City Council, by resolution dated June 22, 2023, Resolution No. 702, has approved the Real Property Tax Benefits for the Property pursuant to Section 577 of the Private Housing Finance Law. A copy of this City Council resolution is annexed to this Agreement as Exhibit D and made a part of this Agreement. The Owner shall comply, and shall cause the Project to comply, with the requirements of this resolution, including, but not limited to, any partial real property tax payments or restrictions on the use of non-residential space (as described in the resolution or in Section 4.16) that may be required under the resolution.

3.04	Rental Assistance.

The Owner shall comply, and shall cause the Project to comply, with all applicable requirements of any Rental Assistance to the Project, as administered by the government agency providing the Rental Assistance, including, but not limited to, all related Laws and any related agreements and restrictive covenants.

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ARTICLE 4

PROJECT OCCUPANCY

4.01	Occupancy Restrictions.

(a)

Income Limits. The Owner shall lease each Income-Restricted Unit to an Eligible Household whose Annual Income upon initial occupancy does not exceed the income limit for the Unit that is required by Exhibit B. The Owner shall distribute the Income-Restricted Units by apartment size as set forth in Exhibit B. The Owner shall designate each Income-Restricted Unit by income limit and provide a certified schedule of unit designations to the Agency upon request, except as may be provided in Exhibit B. If this Agreement requires tiers of income limits, no Income-Restricted Unit may count for more than one tier.

(i)

Existing Tenants. Notwithstanding subsection (a) above, the Owner shall continue to lease each Unit, whether an Income-Restricted Unit or not, that is occupied by a Tenant on the date of this Agreement to the Tenant in occupancy, subject to Section 4.10, regardless of the Household's Annual Income or assets upon initial occupancy or as of the date of this Agreement. Upon the vacancy of any such Unit, the Owner shall lease the Unit in accordance with subsection (a) above.

(b)	Accessibility Set-Asides.

(i)

Mobility Disabilities. The Owner shall ensure that not less than 5% of the Units, or one Unit, whichever is greater, is accessible to and set aside for Households that include an individual with a mobility disability, to the extent applicable and unless the Project may be exempted from this requirement under the Law. The Owner shall designate each such Unit and provide a certified schedule of unit designations to the Agency upon request.

(ii)

Hearing and Vision Disabilities. The Owner shall ensure that not less than an additional 2% of the Units, or one Unit, whichever is greater, is accessible to and set aside for Households that include an individual with a hearing or vision disability, to the extent applicable and unless the Project may be exempted from this requirement under the Law. The Owner shall designate each such Unit and provide a certified schedule of unit designations to the Agency upon request.

(c)	Homeless Housing.

(i)

Referral Requirement. The Owner shall lease no fewer than the number of Income-Restricted Units set forth in Exhibit B as "Homeless Units" to Eligible Households: (1) who are referred by HPD or an alternate referral source approved by HPD, and (2) who prior to initial occupancy of a Unit lived in emergency shelter facilities operated by or on behalf of the City or who are otherwise in need of emergency shelter as determined by the City. If required by the Agency, the Owner shall (x) distribute the Homeless Units by apartment size as set forth in Exhibit B, and (y) designate the Homeless Units and provide a certified schedule of unit designations to the Agency upon request. In addition, the Owner shall enter into a lease meeting the requirements of this Agreement with each Tenant residing in a Homeless Unit and shall include each such Tenant on the Project’s rent roll.

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Article 4 - Project Occupancy

4.02	Changes to Project.

The Owner shall not change the amount of residential and non-residential space in the Project (except for de minimis changes during construction) or the number or distribution of Units without the prior written consent of the Agency, except in the case of an involuntary change caused by unforeseen events such as fire or other casualty, seizure, requisition, or condemnation. The Owner shall notify the Agency promptly of any such involuntary change.

4.03	Integration of Units.

The Owner shall not segregate or physically isolate the Income-Restricted Units from any other Units in the Project. The Owner shall reasonably disperse Income-Restricted Units at each income limit throughout the Project. The Agency reserves the right to require the Owner to obtain the Agency’s prior written consent for any distribution, designation, or “stacking” plan for the Project.

4.04	Primary Residence.

(a)

In General. The Owner shall offer each vacant Income-Restricted Unit for occupancy, and shall ensure that each Income-Restricted Unit is actually occupied, only (i) as a primary residence, as defined by Rent Stabilization, (ii) pursuant to a one- or two-year lease, and (iii) by one or more individuals who are otherwise eligible to occupy the Unit pursuant to this Agreement.

(b)

No Transient Uses. The Owner shall not cause or permit the lease, sublease, assignment, use, or occupancy of any Unit or the Project (i) on a transient basis or (ii) as a hotel, motel, dormitory, fraternity or sorority house, rooming house, hospital, nursing home, sanitarium, rest home, or trailer park.

(c)

Leasing to Entities. The Owner shall not cause or permit the lease, sublease, assignment, use, or occupancy of any Income-Restricted Unit to or by a corporation, partnership, limited liability company, or other entity, unless it is approved in writing by the Agency and not prohibited by Law.

(d)

Surrender of Other Housing. The Owner shall not knowingly cause or permit the lease, sublease, or assignment of any Income-Restricted Unit to any Household that includes any individual who is an occupant of another home, dwelling unit, rooming unit, or other housing accommodation, unless the individual simultaneously surrenders possession of, and all legal right to, the other home, dwelling unit, rooming unit, or other housing accommodation.

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Article 4 - Project Occupancy

4.05	Lease-Up and Marketing.

(a)

Rental to the General Public. The Owner shall rent or make available for rental each Unit (excluding any Superintendent Unit) on a continuous basis and to the general public, subject to the requirements of this Agreement.

(b)

Timely Rental of Units. The Owner shall rent vacant Income-Restricted Units as soon as possible and shall not hold any Income-Restricted Unit off the market for a period that is longer than reasonably necessary to perform needed repairs, unless otherwise approved in writing by the Agency. The Owner shall notify the Agency if any Income-Restricted Unit has been vacant for four months or more.

(c)

Marketing. The Owner shall comply with the Marketing Handbook and all related Laws in the marketing and lease-up of each Income-Restricted Unit, including the re-rental of any Income-Restricted Unit that becomes vacant at a future date.

4.06	Qualification of Eligible Households.

(a)

Determination of Eligibility. Prior to the rental of any vacant Income-Restricted Unit, the Owner shall determine whether the prospective Tenant of the Unit is an Eligible Household. The Owner shall comply with all related procedures and standards set forth in the Marketing Handbook, including, but not limited to, by submitting the required Tenant eligibility documentation to the Agency for review and approval prior to any lease signing.

(b)

Tenant’s Failure to Certify; Fraud. If a Tenant of an Income-Restricted Unit fails to provide the Owner with a certification or document that is required by this Agreement within 60 days of the Owner’s request, or if any such Tenant provides false or fraudulent materials at any time (including, but not limited to, as part of the Tenant’s initial application for the Unit), the Owner may, or at the written request of the Agency shall, to the extent permitted by Law, refuse to offer a renewal lease to the Tenant and commence legal action to evict the Tenant. If the Owner does not promptly commence legal action to evict the Tenant, or does not diligently pursue the legal action to the satisfaction of the Agency, then for so long as either remains the case, the Owner shall lease the next available vacant Unit of comparable or smaller size to an Eligible Household whose Annual Income upon initial occupancy does not exceed the income limit for the Unit that is occupied by the non-complying Tenant (or the income limit that would otherwise apply to the vacant Unit, if lower), prior to renting any other Unit of comparable or smaller size.

4.07	Leases of Units.

(a)

Form of Lease. In renting Units to Tenants, the Owner shall use a form of lease that is consistent with this Agreement and satisfactory to the Agency. The Owner shall ensure that its leases of Units, including, but not limited to, the riders to such leases, comply with the Law.

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Article 4 - Project Occupancy

(b)

Subordination. The Owner shall ensure that all leases of Units are expressly subordinate to this Agreement and to any Permitted Mortgage. The Owner shall not include in any lease of a Unit, or in any rider to such a lease, any provision that conflicts with this Agreement, nor shall the Owner enforce any such provision that may be included in such a lease or rider. To the extent permitted by Law, this Agreement controls if it conflicts with any other requirement of, or applicable to, the Owner's leases of Units.

(c)

Agency Lease Rider. If required by the Agency in writing, and to the extent permitted by Law, the Owner shall include one or more lease riders provided or approved by the Agency in each lease of an Income-Restricted Unit.

(d)	Reserved.

(e)

Rental Assistance and Legal Regulated Rents Rider. The Owner shall ensure that all leases for Rental Assistance Units for which an Owner is permitted to charge and collect a rent that exceeds the Legal Rent for such Units subject to and in accordance with Section 610 of the PHFL and this Agreement contain the following language, or such successor language as DHCR may require, upon any issuance or renewal of such lease:

REGULATORY AGREEMENTS ISSUED AND APPROVED BY A STATE OR MUNICIPAL AGENCY OR OTHER STATUTORILY DESIGNATED PARTY MAY PROVIDE FOR ACTUAL RENTS THAT ARE HIGHER THAN LEGAL RENTS AND PREFERENTIAL RENTS, AS LONG AS A GOVERNMENT PROGRAM PROVIDES RENTAL ASSISTANCE FOR THE APARTMENT. THE TENANT SHARE IS GOVERNED BY THE AGENCY PROVIDING RENTAL ASSISTANCE AND THE REGULATORY AGREEMENT. THE ACTUAL RENT MUST ALSO BE SEPARATELY REGISTERED. IF THE RENTAL ASSISTANCE ENDS, THE LOWER LEGAL RENT OR PREFERENTIAL RENT PLUS ANY LAWFUL ADJUSTMENTS OR A LOWER RENT ESTABLISHED BY THE REGULATORY AGREEMENT MUST BE CHARGED. THIS REQUIREMENT IS STATED IN PLAIN LANGUAGE IN DHCR NOTICE RA-LR3, WHICH MUST BE ATTACHED TO ALL LEASES WHEN RENTS THAT ARE HIGHER THAN THE LEGAL OR PREFERENTIAL RENT FOR THE APARTMENT ARE BEING CHARGED. NOTE THAT IF THE RENTAL ASSISTANCE DOES NOT END BUT IS REDUCED SUCH THAT THE RENTAL ASSISTANCE AND THE TENANT SHARE TOGETHER ARE EQUAL TO OR LESS THAN THE LEGAL RENT THEN THE ACTUAL RENT CANNOT BE MORE THAN THE RENTAL ASSISTANCE AND THE TENANT SHARE COMBINED.

4.08	Subleases and Assignments.

(a)

Subleasing Requirements. The Agency may require the Owner to prohibit the sublease of any Income-Restricted Unit in accordance with Law. If the Agency permits subleasing with respect to any Income-Restricted Unit, prior to consenting to any such sublease, the Owner shall notify the Agency of the proposed sublease at least 30 days before the effective date of the sublease and shall qualify the proposed subtenant as an Eligible Household for the Unit pursuant to Section 4.06. The Owner shall not cause or permit the sublease of any Unit to or by any Household that is not eligible to occupy the Unit pursuant to this Agreement. The Owner shall ensure that no subtenant is required to pay a rent that exceeds the maximum amount that may be charged under the Law and this Agreement.

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Article 4 - Project Occupancy

(b)	No Assignments. The Owner shall not consent to the assignment of any lease of an Income-Restricted Unit.

4.09	Right to Renewal Lease.

The Owner shall offer each Tenant in occupancy of an Income-Restricted Unit a renewal lease in accordance with, and subject to, the requirements of Rent Stabilization. The Owner shall not refuse to permit any such Tenant to remain in occupancy of the Unit because the Tenant’s Annual Income, after initial occupancy of the Unit, exceeds the maximum permitted for initial occupancy of the Unit.

4.10	Evictions.

The Owner shall not seek to evict or terminate the tenancy of any Tenant of an Income-Restricted Unit for any reason that is not permitted by Rent Stabilization. The Owner shall comply with all Laws regarding the eviction or termination of a tenancy of any Tenant, including, but not limited to, any applicable requirements of Rent Stabilization.

4.11	Successors to Tenants.

Notwithstanding anything to the contrary in this Agreement, including, but not limited to, the definition of “Tenant”, this Agreement does not require the Owner to provide a new lease to any successor to the tenancy of a Unit, unless doing so is required by Law.

4.12	Rental Assistance Status.

The Owner shall not refuse to lease a Unit to a recipient of Rental Assistance (including, but not limited to, a holder of a Rental Assistance voucher or certificate) because of the Rental Assistance.

4.13	Non-Discrimination.

(a)

Compliance with Law. The Owner and any lessees of all or part of the Property, or any Improvements, shall comply with all Laws prohibiting discrimination or segregation by reason of any of the following classes, whether actual or perceived: age; race; creed; religion; gender; gender identity; gender expression; sex; color; national origin; ancestry; sexual orientation; disability; marital status; partnership status; familial status; immigration status; citizenship status; lawful source of income (including, but not limited to, income derived from Social Security, or any form of federal, state, or local public government assistance or housing assistance, including, but not limited to, Rental Assistance); lawful occupation; uniformed service; the actual, potential, or future residence of children with such person or persons; status as a victim of domestic violence, stalking, or sex offenses; the presence of an emotional support animal; or any other class protected from discrimination in housing accommodations by Law in the sale, lease, or occupancy of the Property or any Improvements.

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Article 4 - Project Occupancy

(b)

Sale, Lease, and Occupancy Agreements. The Owner and any lessees of all or part of the Property, or any Improvements, shall not effect or sign any agreement, lease, conveyance, or other instrument whereby the sale, lease, or occupancy of all or part of the Property, or any Improvements, is restricted upon the basis of any class described in Section 4.13(a).

(c)	Survival. The Owner and any lessees of all or part of the Property, or any Improvements, shall comply with Sections 4.13(a) and (b) both during and after the Restriction Period.

4.14	Conversion to Co-Op or Condo.

During the Restriction Period, the Owner shall not convert the Project to cooperative or condominium ownership of Units unless otherwise agreed to in writing by the Agency. The foregoing prohibition does not apply to any commercial condominium regime that is contemplated by this Agreement. After the Restriction Period, if the Owner converts the Project to cooperative or condominium ownership of Units, the Owner shall do so pursuant to a non-eviction plan with respect to Units and in compliance with all related Laws.

4.15	Reserved.

4.16	Non-Residential Space.

(a)

Agency Consent. The Owner shall obtain the prior written consent of the Agency for any lease, sublease, license, or occupancy agreement affecting any non-residential portion of the Project. The Owner shall also obtain the prior written consent of the Agency for any amendment of such an agreement, if the amendment changes the permitted use or otherwise alters a material term.

(b)

Non-Residential Leasing Guidelines. Without limiting the conditions that the Agency may impose to provide a consent under Section 4.16(a), the Owner shall ensure that any lease, sublease, license, or occupancy agreement affecting any non-residential portion of the Project that is presented to the Agency for consent complies with any non-residential leasing guidelines that have been issued by the Agency.

(c)

Prohibited Uses. The Owner shall not permit the Property or the Project to be used for (i) any use that would violate the applicable zoning or certificate of occupancy; or (ii) any use that the Agency reasonably determines may create a nuisance or hazard to the Tenants or a deleterious effect on their quiet enjoyment of their Units, the common areas of the Property, and the areas adjacent to the Property.

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Article 4 - Project Occupancy

(d)

Arm's-Length Leases. The Owner shall not lease any non-residential space in the Project to an affiliate or principal of the Owner, or lease or otherwise permit occupancy of any such space at less than the prevailing market rent in the Project’s neighborhood for a term of 10 years or more (including renewal options), unless in each case the Owner has obtained the prior written consent of the Agency.

(e)

Threshold for Consent. Notwithstanding Section 4.16(a), the Agency’s consent is not required for any lease, sublease, license, or occupancy agreement that: (i) affects less than 5,000 square feet of non-residential space in the Project; (ii) is otherwise consistent with this Agreement, including, but not limited to, this Section 4.16; (iii) does not contain an option to acquire all or any portion of the Project; and (iv) does not primarily concern telecommunications equipment or solar or other energy-related equipment.

(f)

Community Facility Use Restriction. The Owner shall lease the community facility space in the Project solely for uses within Use Groups 3 and 4 of the Zoning Resolution. Use of the community facilities, laundry rooms, vehicle and bicycle parking, shall be restricted to Tenants solely. Notwithstanding the foregoing, to the extent that any vehicle parking space (“Parking”) becomes vacant and remains vacant after first being offered to Tenants, Owner may offer said vacant Parking to outside persons but expressly subject to Tenants’ rights of first refusal. To the extent that any parking is leased to a non-resident, Owner must make Parking available to Tenant within thirty (30) days after receipt of Tenant’s request for Parking.

(g)

High Road Retail. Capitalized terms used in this paragraph but not otherwise defined in this Agreement have the meanings given to them in the Mayor’s Executive Order No. 19, dated July 14, 2016. Pursuant to Executive Order No. 19, the Owner shall comply with Executive Order No. 19 and shall include or cause to be included in any lease, sublease, license, or other occupancy agreement covering space in the Project that will be operated as a Retail or Food Service Establishment, where such lease, sublease, license, or other occupancy agreement (i) is entered into with a tenant or other user that employs, or is anticipated to employ upon opening, 10 or more employees at the Project, and (ii) covers, or is anticipated to cover, in excess of 15,000 gross square feet of space in the Project, a “labor peace” clause such that the tenant or other user is required to enter into a Labor Peace Agreement with any Labor Organization that seeks to represent Covered Employees at the Project. The Agency must be identified as a third-party beneficiary of the labor peace clause.

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ARTICLE 5

RESIDENTIAL RENTS

5.01	Rents Charged to Tenants.

(a)	In General.

(i)

Rent Limits. The Owner shall lease each Income-Restricted Unit for a monthly rent that does not exceed the amount permitted by this Section 5.01 for the Unit. The Owner may lease an Income-Restricted Unit for less than the permitted amount if doing so does not endanger the financial viability of the Project.

(ii)

Determining Rents. This Agreement incorporates multiple limits on the rent for each Income-Restricted Unit, including (1) the legal regulated rent under Rent Stabilization, (2) a programmatic rent limit (usually based on a percentage of AMI and required by one or more subsidy programs), and (3) if applicable, a rent that is allowed by a Rental Assistance program. In entering into a lease of an Income-Restricted Unit, the Owner shall offer a rent that complies with each of the applicable limits, as reconciled in accordance with the rules given in this Agreement and any requirements of Law. Some of these rent limits may in practice equal the same amount at one or more points in time.

(b)	Certain Definitions. In this Agreement:

(i)

“Actual Rent” means, with respect to any Unit, the monthly rent that the Owner may collect pursuant to its lease of the Unit and includes the rent required to be paid by the Tenant and any Rental Assistance, but not any applicable utility allowance.

(ii)	“Legal Rent” means, with respect to any Unit, the legal regulated rent for the Unit under Rent Stabilization, as may be adjusted pursuant to Rent Stabilization and Section 5.02(c).

(iii)

“Maximum Program Rent”, with respect to any Unit, has the meaning set forth in Exhibit B for the Unit. The Owner shall calculate the monthly rent limit for any percentage of AMI that is set forth as a Maximum Program Rent (or any other rent limit) on Exhibit B as 30% of the percentage of AMI, divided by 12, rounded down to the nearest whole dollar, and then minus the applicable utility allowance. To adjust AMI for family size in rent calculations, the Owner shall deem Units with no bedrooms to be occupied by one individual, and Units with one or more bedrooms to be occupied by 1.5 individuals per bedroom, regardless of the actual number of occupants.

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Article 5 - Residential Rents

(iv)

“Renewal Lease Adjustment” means the applicable rent adjustment pursuant to Rent Stabilization that has been approved by the New York City Rent Guidelines Board (or any successor) for a renewal lease of a dwelling unit.

(v)

“Rental Assistance Rent” means, with respect to any Unit, the maximum monthly assistance payment for the Unit under the applicable Rental Assistance program before deducting any payment by the Tenant (i.e., the payment standard authorized by the government agency issuing a voucher (or similar right to subsidy), or the contract rent that is approved by the government agency administering a Rental Assistance Contract, as applicable).

(vi)	“Rental Assistance Unit” means an Income-Restricted Unit that receives, or that is occupied by a Tenant who receives, Rental Assistance.

(c)	Initial Rents (Occupied Rehabilitation).

(i)

Existing Tenants. The Owner shall continue to lease any Income-Restricted Unit occupied by a Tenant on the date of this Agreement to the Tenant (1) at the Actual Rent that is due under the Tenant’s current lease; or (2) if Exhibit B requires the Owner to reduce the Tenant’s Actual Rent upon the signing of this Agreement, at the Actual Rent that is set forth in Exhibit B. If any such Tenant does not have a current lease, the Owner shall offer the Tenant a one- or two-year lease of the Unit (at the Tenant’s option) for an Actual Rent that does not exceed the amount permitted by Section 5.01(d).

(ii)

General Rule for Vacant Units. Upon the initial lease after the date of this Agreement of an Income-Restricted Unit that is vacant on the date of this Agreement, the Owner shall lease the Unit for an Actual Rent that does not exceed the least of:

(1) the initial Legal Rent set forth in Exhibit B,

(2) the initial Actual Rent set forth in Exhibit B, and

(3) the Maximum Program Rent.

(iii)

Rental Assistance. Notwithstanding subsection (ii) above and subject to subsection (f)(iv) below, and unless otherwise prohibited by Law, upon the initial lease after the date of this Agreement of an Income-Restricted Unit that is vacant on the date of this Agreement and that is also a Rental Assistance Unit, the Owner may lease the Unit for an Actual Rent that does not exceed the least of:

(1) the initial Legal Rent set forth in Exhibit B,

(2) for any Unit that is covered by a Rental Assistance Contract, the initial Actual Rent set forth in Exhibit B, and

(3) the Rental Assistance Rent.

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Article 5 - Residential Rents

(d)	Renewal Leases.

(i)	General Rule. Upon the renewal of a lease of an Income-Restricted Unit, the Owner shall lease the Unit for an Actual Rent that does not exceed the least of:

(1) the Legal Rent,

(2) the Actual Rent in effect for the prior lease term adjusted by the Renewal Lease Adjustment, and

(3) the Maximum Program Rent.

(ii)

Rental Assistance. Notwithstanding subsection (i) above and subject to subsection (f)(iv) below, and unless otherwise prohibited by Law (including, but not limited to, any applicable restriction on adjustments to preferential rents under Rent Stabilization), upon the renewal of a lease of an Income-Restricted Unit that is also a Rental Assistance Unit, the Owner may lease the Unit for an Actual Rent that does not exceed the lesser of:

(1) the Legal Rent, and

(2) the Rental Assistance Rent.

(e)	Vacancy Leases.

(i)	General Rule. Upon the vacancy of an Income-Restricted Unit, the Owner shall lease the Unit for an Actual Rent that does not exceed the lesser of:

(1) the Legal Rent, and

(2) the Maximum Program Rent.

(ii)

Rental Assistance. Notwithstanding subsection (i) above and subject to subsection (f)(iv) below, and unless otherwise prohibited by Law, upon the vacancy of an Income-Restricted Unit that will become or remain a Rental Assistance Unit, the Owner may lease the Unit for an Actual Rent that does not exceed the lesser of:

(1) the Legal Rent, and

(2) the Rental Assistance Rent.

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Article 5 - Residential Rents

(f)	Additional Rental Assistance Requirements.

(i)

Tenant Rent Share Generally. The Owner shall not charge or collect from the Tenant of any Rental Assistance Unit any tenant rent share or other portion of the rent that is required to be paid by the Tenant under the applicable Rental Assistance program exceeding (1) the amount that the Tenant is required to pay under the applicable Rental Assistance program, and (2) the amount that is allowed by Law (including, but not limited to, any Laws with respect to applicable subsidy programs).

(ii)

Tenant Rent Share Limited to Maximum Program Rent. The Owner shall not charge or collect from the Tenant of any Rental Assistance Unit any tenant rent share or other portion of the rent that is required to be paid by the Tenant under the applicable Rental Assistance program that is greater than the Maximum Program Rent.

(iii)	Reserved.

(iv)

Notwithstanding anything to the contrary contained in this Agreement, Owner may, in accordance with and subject to the requirements under Section 610 of the PHFL, charge and collect a rent for one or more Rental Assistance Units that is greater than the Legal Rent for such Rental Assistance Unit(s) as long as such rent is the Rental Assistance Rent established pursuant to the applicable Rental Assistance program or Rental Assistance Contract for such Rental Assistance Unit(s) and provided further that if any such Rental Assistance Unit(s) undergoes any set of facts that causes the provisions of Section 610 of the PHFL to no longer apply to such Unit(s), whether by action or inaction by the Tenant or Owner, legislative repeal, judicial invalidation, or any other reason, Owner shall immediately revise the rent for each such Unit to an amount that does not exceed the maximum amount that may be charged and collected for the Unit under Section 5.01(d).

5.02	Rent Stabilization.

(a)

Units Subject to Rent Stabilization. All Units, whether an Income-Restricted Unit or not, are subject to Rent Stabilization both during and after the Restriction Period. The Owner shall register and operate the Project and all such Units in accordance with, and shall otherwise comply with, Rent Stabilization, including, but not limited to, all procedures and guidelines of DHCR. This Agreement imposes additional restrictions limiting certain rights that the Owner may otherwise have under Rent Stabilization both during and, where specified, after the Restriction Period.

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Article 5 - Residential Rents

(b)

No Exemptions. Except as may be specifically set forth in this Agreement, the Owner shall not claim any exemption or exclusion from Rent Stabilization to which the Owner might be entitled with respect to any Unit that is subject to Rent Stabilization. This prohibition includes, but is not limited to, any exemption or exclusion from the rent limits, renewal lease requirements, registration requirements, or any other provision of Rent Stabilization due to the vacancy of a Unit where the rent exceeds a certain amount, the fact that the Tenant’s income and rent exceed certain amounts, the nature of the Tenant or the Owner, or any other factor. This provision continues to apply to Income-Restricted Units after the Restriction Period until any such Unit becomes vacant (unless the vacancy results from a breach of the warranty of habitability, harassment, constructive eviction, or any similar action caused by the Owner).

(i)	Exception for Superintendent Unit. The Owner may claim any exemption that is permitted under Rent Stabilization for a Superintendent Unit.

(c)	Permitted Rent Adjustments.

(i)

Renewal Lease Adjustments Only. Except for Renewal Lease Adjustments and any other exceptions set forth in this Section 5.02(c), the Owner shall not increase the Legal Rent or the Actual Rent for an Income-Restricted Unit for any other reason that may be allowed under Rent Stabilization, including, but not limited to, a vacancy lease increase, a major capital improvement increase (“MCI Increase”), or an individual apartment improvement increase. This provision continues to apply to Income-Restricted Units after the Restriction Period until any such Unit becomes vacant (unless the vacancy results from a breach of the warranty of habitability, harassment, constructive eviction, or any similar action caused by the Owner).

(ii)

Exception for Rental Assistance Units. Upon the renewal of a lease of an Income-Restricted Unit that is and will remain a Rental Assistance Unit, the Owner may increase the Actual Rent for the Unit as may be allowed under Rent Stabilization but not to exceed the amount allowed by Section 5.01(d)(ii).

(iii)

Exception for Certain Vacancy Lease Increases. Upon the vacancy of an Income-Restricted Unit, if the Legal Rent is less than the Maximum Program Rent, the Owner may claim any vacancy lease increase permitted under Rent Stabilization (which may be none), but not in any amount that increases the Legal Rent to more than the Maximum Program Rent.

(iv)

Exception for Certain Preservation Projects. The Owner may apply to DHCR for MCI Increases as follows: Except as may be approved in writing by the Agency, the Owner shall not apply for any MCI Increase in connection with work that is funded or reimbursed from Agency loan proceeds or any reserve account required by this Agreement, or that is required by the Agency in connection with the Agency’s assistance to the Project. The Owner may also apply to DHCR for individual apartment improvement increases.

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Article 5 - Residential Rents

(d)	Registration.

(i)

Existing Registrations. The Owner confirms that each building in the Project and each Unit that is subject to Rent Stabilization has been properly registered in accordance with Rent Stabilization prior to the date of this Agreement. The Owner further confirms that it has provided the Agency with the current building and apartment registrations of each building in the Project and each Unit that is subject to Rent Stabilization.

(ii)

Annual Registrations. On an annual basis in accordance with Rent Stabilization, the Owner shall complete the annual rent registrations for each Unit that is subject to Rent Stabilization. The Owner shall provide the Agency with satisfactory proof of all annual rent registrations promptly upon request.

(iii)	Registered Rents.

(a)

General Rule. For each Unit that is subject to Rent Stabilization, the Owner shall register: (1) on any initial apartment registration, the initial Legal Rent for the Unit set forth in Exhibit B, and (2) on any annual rent registration, the Legal Rent then in effect for the Unit. If at the time of any registration of a Unit in accordance with Rent Stabilization the Actual Rent for the Unit is less than the Legal Rent, the Owner shall register the Actual Rent then in effect as a preferential rent under Rent Stabilization (or shall register the Actual Rent as the Legal Rent if required by Law).

(b)

Rental Assistance. If, at the time of any registration of a Unit that is also a Rental Assistance Unit in accordance with Rent Stabilization, the Legal Rent for the Unit is less than the Rental Assistance Rent, the Owner shall register the Legal Rent as the Legal Rent and shall separately register the Rental Assistance Rent in accordance with the applicable rules, regulations, procedures and guidelines promulgated by DHCR.

(e)	Destabilization; Contractual Rent Regulation.

(i)

Renewal and Vacancy Leases. If any Unit that is subject to Rent Stabilization undergoes any set of facts that causes Rent Stabilization to no longer apply to the Unit during the Restriction Period, whether by expiration, legislative repeal, judicial invalidation, or any other reason (“Destabilization”), then the Owner shall offer renewal and vacancy leases for the Unit on the same terms as had been required by Rent Stabilization at the time of Destabilization (subject to subsections (ii) and (iii) below), as if the Unit were still subject to and not exempted or excluded from any provision of Rent Stabilization (including, but not limited to, the exemptions or exclusions identified in Section 5.02(b)).

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Article 5 - Residential Rents

(ii)

Legal Rent Index. After Destabilization, HPD shall establish an index for determining adjustments to the Legal Rent upon the renewal of a lease or vacancy of a Unit. HPD shall base this index on inflation or on factors substantially equivalent to the factors considered in calculating adjustments to rents under Rent Stabilization at the time of Destabilization. HPD shall incorporate into the index, or separately establish, a method for determining and implementing MCI Increases, to the extent they are not prohibited under this Agreement. HPD shall publish the index in The City Record and shall provide a copy to the Owner upon request.

(iii)

Rent Adjustments. After Destabilization, where this Agreement permits or requires rent adjustments pursuant to Rent Stabilization (or similar language), the Owner shall adjust the applicable rent pursuant to the method established by HPD and described in subsection (ii) above.

5.03	Loss of Rental Assistance.

If (a) a Tenant receiving tenant-based or project-based Rental Assistance is occupying an Income-Restricted Unit, (b) the Actual Rent for the Tenant's Unit exceeds the amount that may be collected for a non-Rental Assistance Unit under Section 5.01, and (c) the Tenant loses the Rental Assistance at any time, then upon the loss of Rental Assistance, the Unit is no longer a Rental Assistance Unit and the Owner shall immediately revise the Tenant's rent to an amount that does not exceed the maximum amount that may be collected for the Unit as a non-Rental Assistance Unit under Section 5.01(d). The Owner shall not charge or collect from any such Tenant any amount that exceeds the amount permitted by this Section 5.03.

5.04	After the Restriction Period.

(a)

Renewals for In-Place Tenants. After the Restriction Period, upon each renewal of a lease of an Income-Restricted Unit to a Tenant who began occupancy before the end of the Restriction Period, the Owner shall lease the Unit for an Actual Rent that does not exceed the lesser of (i) the Legal Rent and (ii) the Actual Rent in effect for the prior lease term adjusted by the Renewal Lease Adjustment.

(b)

Upon Vacancy. Upon the vacancy after the Restriction Period of any Unit that is subject to Rent Stabilization, the Owner shall continue to comply with Rent Stabilization with respect to the Unit as described in Section 5.02.

(c)

Reduction of Legal Rents. Upon the first lease (renewal or vacancy) of a Unit after the end of the Restriction Period, if the Legal Rent for the Unit is higher than the Maximum Program Rent that had applied to the Unit during the Restriction Period, the Owner shall reduce the Legal Rent in the lease to an amount that does not exceed such Maximum Program Rent (as determined at the time of the effectiveness of the renewal or vacancy lease) plus, with respect to any such renewal or vacancy lease, any other increases to the rent allowed by Rent Stabilization. The Owner shall register this reduced Legal Rent as the new Legal Rent for the Unit under Rent Stabilization on the first registration date following the effective date of the lease. If, at such time, this Agreement requires the Owner to offer an Actual Rent for the Unit that is lower than the reduced Legal Rent, the Owner shall register any such Actual Rent as a preferential rent under Rent Stabilization (or shall register the Actual Rent as the Legal Rent if required by Law). If a Unit remains a Rental Assistance Unit at the end of the Restriction Period, this provision applies only upon the first lease of the Unit after the end of the Restriction Period in connection with which the Unit is no longer a Rental Assistance Unit.

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ARTICLE 6

PROJECT OPERATIONS

6.01	Standard of Care.

The Owner shall operate the Project in accordance with the Law and with generally accepted management practices for a reasonably prudent owner of property located in New York City containing buildings or improvements similar to the Project in type, size, use, and value. If a management practice that is required by this Agreement differs from any such generally accepted management practice, the Owner shall comply with the management practice that is required by this Agreement.

6.02	Maintenance of Project.

(a)

Condition of Units. The Owner shall ensure that each Unit is suitable for occupancy, is similarly constructed, and contains living, sleeping, eating, cooking, and sanitation facilities for an individual or family.

(b)

Maintenance. The Owner shall (i) maintain the Project in a proper, safe, sanitary, and healthful condition in compliance with all Laws, (ii) make all necessary repairs and replacements, and (iii) neither cause nor permit waste of the Improvements, the Equipment, or any other part of the Project.

(c)

Correction of Violations. The Owner shall cure all violations of the Housing Maintenance Code, Building Code, and other Laws regarding the occupancy, use, or physical condition of the Project, and the services provided to Tenants, within the period set by Law.

(d)

Alterations. The Owner shall not cause or permit any Improvement to be structurally altered, removed, or demolished without the prior written consent of the Agency. The Owner shall not cause or permit any Equipment to be removed at any time without the prior written consent of the Agency, unless the Equipment is actually replaced by an article that is substantially equal in value and suitability for the proper use of the Property or the Equipment is obsolete and not required for the proper use of the Property as contemplated by this Agreement. Any such replacement that is owned by the Owner must be owned free and clear of all security interests, liens, and encumbrances (except for any Permitted Mortgage).

(e)

Restoration after Casualty. The Owner shall promptly restore, in quality that is at least substantially equal to the original work, any part of the Property that may be damaged or destroyed by a casualty (including, but not limited to, any casualty for which insurance was not obtained or obtainable).

(i)

Availability of Insurance Proceeds. If a casualty is covered by insurance that is required by this Agreement, the Owner’s obligation to restore the Property following the casualty is contingent upon any loss payee under the insurance policy (who is permitted to be a loss payee by this Agreement) providing the insurance proceeds to the Owner, or any portion of the proceeds that is sufficient to complete the restoration, whichever is less. If a loss payee provides insurance proceeds to the Owner, the Owner shall restore following a casualty even if the proceeds are not sufficient to complete the work.

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Article 6 - Project Operations

(ii)

Application of Proceeds to Indebtedness. The Owner is not required to restore following a casualty if (1) a loss payee permitted under this Agreement does not allow the insurance proceeds to be used in such a manner, and (2) the insurance proceeds are sufficient to pay in full or material part, and are in fact used to pay in full or material part, the indebtedness due to the loss payee.

6.03	Taxes and Municipal Charges.

The Owner shall pay or cause to be paid all municipal charges with respect to the Project in a timely manner, including, but not limited to, taxes, water charges, sewer rents, and vault charges and license fees for the use of vaults, chutes, and similar areas adjoining the Property. The Owner shall pay or cause to be paid all such charges prior to the date that any fine, penalty, interest, or cost may be added to the charge or imposed by Law for nonpayment.

6.04	Records; Retention.

The Owner shall maintain complete, accurate, and current Records. “Records” means any physical or electronic books, records, files, accounts, reports, materials, documents, or information of or relating to the Owner or the Project, or the management, operations, assets, liabilities, or activities of the Owner or the Project, including, but not limited to, any required reports or other items specified in this Agreement and any journals, ledgers, account statements, checkbooks, vouchers, contracts, correspondence, stock books, or minute books. The Owner shall retain all Records for not less than six years following the end of the year in which the Record was produced, or for any longer period that may be required by Law. In addition, if any litigation, claim, or audit concerning this Agreement has begun before the end of such period, the Owner shall retain all Records until the completion of the litigation, claim, or audit.

6.05	Contracting.

(a)

Service and Maintenance Contracts. The Owner shall enter into any service and maintenance contracts with respect to the Project only with qualified vendors and at commercially reasonable and customary fees.

(b)

Equal Opportunity. The Owner shall use reasonable efforts to ensure that businesses owned by women and by members of traditionally disadvantaged minority groups are afforded equal opportunity to participate in any development and construction contracts entered into in connection with the Project.

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Article 6 - Project Operations

6.06	HPD Building Registration.

The Owner shall register the Property with HPD pursuant to Article 2 of Subchapter 4 of the Housing Maintenance Code.

6.07	Property Management.

(a)

Managing Agent. The Owner shall obtain the prior written consent of the Agency before retaining, terminating, or making any changes to any managing agent of all or any portion of the Project, or any sub-agent (collectively and individually, “Managing Agent”).

(b)

Management Agreement. The Owner shall obtain the prior written consent of the Agency before entering into, terminating, or making any changes (other than exercising a renewal option in an Agency-approved agreement) to any agreement between the Owner and a Managing Agent with respect to the Project (“Management Agreement”). The Owner shall ensure that the Management Agreement satisfies the following requirements: (i) the Owner must be able to terminate the Management Agreement without cause and without penalty upon not more than 30 days’ notice; (ii) the term of the Management Agreement must be for not less than one year, unless approved in writing by the Agency; (iii) the management fee must not exceed the amount set forth in Exhibit B; and (iv) the Managing Agent must procure and maintain a fidelity bond or insurance for the benefit of the Owner in accordance with subsection (c) below.

(c)

Fidelity Bond. The Owner shall ensure that the Managing Agent maintains a blanket position fidelity bond or insurance covering all employees and officers of the Managing Agent performing work related to the Project. The fidelity bond or insurance must have a limit of not less than three months' gross rent for the Project, unless otherwise approved in writing by the Agency, and must be issued by an insurer meeting the requirements of Section 6.08(n). The Owner shall furnish evidence of the fidelity bond or insurance to the Agency upon request.

(d)

Removal of Managing Agent. If the Agency provides a written demand to the Owner to replace a Managing Agent, the Owner shall immediately give notice of termination under the Management Agreement, and shall fully end any services provided by the Managing Agent on or before the date that is 30 days after the Owner’s receipt of the Agency’s demand. If the Owner cannot with due diligence fully end any service provided by the Managing Agent during such 30-day period, the Agency may grant an extension of such period as long as the Owner is diligently pursuing the termination to the satisfaction of the Agency. In addition, the Owner shall promptly arrange for new management of the Project and obtain the required approvals of the Agency. The Agency may demand that the Owner replace the Managing Agent for any reason and without penalty, including, without limitation, because the Project is not being operated in compliance with this Agreement or because the Managing Agent is not operating other housing in compliance with the Law or applicable agreements. The Agency may, but is not required to, provide a period for the Owner or the Managing Agent to cure any reasons for such a demand.

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Article 6 - Project Operations

6.08	Insurance.

(a)

Obligation to Insure. The Owner shall maintain or cause to be maintained, for the benefit of itself and the City, the insurance policies that are required by this Agreement. The Owner is solely responsible for paying, or causing to be paid, all premiums, deductibles, self-insured retentions, and other amounts due with respect to each insurance policy required by this Agreement, whether or not the City is an additional insured. The Owner shall comply, and shall ensure that the Project complies, with all such policies. The Owner shall not cause or permit any act or failure to act that would adversely affect any required insurance policies.

(b)

Commercial General Liability (Owner). The Owner shall maintain or cause to be maintained commercial general liability insurance with respect to the Project with a per-location limit of not less than $1 million per occurrence and $2 million in the aggregate. This insurance must cover the Owner as named insured and all additional insureds against claims for property damage, bodily injury, and death occurring on, in, or about the Property, or arising out of the operation of the Project.

(i)

Scope of Coverage. The Owner’s liability insurance must be at least as broad as the coverage provided by the most recently issued ISO Form CG 00 01 and must be issued on an occurrence rather than a claims-made basis. This insurance must also include: (1) contractual liability coverage, with defense provided in addition to policy limits for indemnities of the named insured; (2) independent contractors liability coverage; (3) broad-form property damage liability coverage; (4) a waiver of subrogation against all additional insureds; (5) a separation of insureds provision; and (6) personal and advertising injury liability coverage. During any period of substantial construction at the Project, the insurance must include owners and contractors protective liability coverage, including products and completed operations coverage to apply for two years following the completion of the work.

(ii)

Prohibited Exclusions. The Owner’s liability insurance must not exclude coverage relating to the emission of asbestos, lead, mold, or pollutants, and must not be subject to any other exclusion, except as required by Law or approved in writing by the Agency.

(c)

Commercial Property. The Owner shall maintain or cause to be maintained commercial property insurance written on the special causes of loss form and protecting the Owner as named insured and all additional insureds from risks to the Improvements and the Equipment, with a limit that is not less than the full insurable value of such property on an agreed-value basis. This insurance must include replacement cost and waiver of subrogation endorsements in favor of the additional insureds. The amount of the coverage must be sufficient to prevent the application of any co-insurance clause.

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Article 6 - Project Operations

(i)

Builder’s Risk. During any period of substantial construction at the Project, the Agency may require the Owner to maintain, or to cause its construction contractor to maintain, builder’s risk insurance on a completed value, non-reporting form. During any such period, the Owner shall maintain this insurance, or cause it to be maintained, in addition to or, with the written consent of the Agency, in lieu of any other commercial property insurance. The insurance must cover losses on or damage to construction work and the storage and transport of materials, equipment, and supplies of any kind to be used in or incidental to the construction of the Project. The insurance must include a soft costs endorsement for actual losses sustained, with no monthly limit. Any builder’s risk policy must permit the insured to occupy the Property prior to completion.

(ii)

Boiler and Machinery. The Owner’s property insurance must include boiler and machinery coverage in an amount satisfactory to the Agency and covering all boilers, machinery, air conditioning systems, pressure vessels, and similar equipment commonly covered under a broad-form boiler and machinery policy.

(iii)

Business Income. The Owner’s property insurance must include business income insurance in an amount sufficient to pay the total anticipated rental income for the Project for one year, or any longer period if required in writing by the Agency, for actual losses sustained with no monthly limit. This coverage is not required prior to completion of the initial construction of the Project.

(iv)

Prohibited Exclusions. The Owner’s property insurance must not exclude losses due to terrorism. The Owner shall obtain the prior written consent of the Agency for any other exclusion of coverage from the Owner’s property insurance policy.

(d)

Flood. If any portion of the Project is located in a federal “special flood hazard area”, the Owner shall maintain or cause to be maintained flood insurance covering the Owner as named insured and all additional insureds for each building in the Project and its contents in an amount equal to the lesser of (i) the maximum amount available per building under the national flood insurance program and (ii) the full replacement cost of the Improvements and the Equipment. If flood insurance is required, the Agency strongly recommends private flood insurance in addition to, or in place of, the federal coverage, but it is not required.

(e)

Commercial Automobile Liability. If vehicles are used in connection with the Project, the Owner shall maintain or cause to be maintained commercial automobile liability insurance with respect to the Project, with bodily injury and property damage limits of not less than $2 million per occurrence, combined single limit. This insurance must cover the Owner as named insured and all additional insureds against liability arising out of the ownership, maintenance, or use of any owned, non-owned, or hired vehicles. The coverage must be at least as broad as the most recently issued ISO Form CA 00 01. The insurance must also include a waiver of subrogation against all parties named as additional insured. If any vehicles transport hazardous materials, the insurance must include pollution liability broadened coverage for covered autos (ISO Form CA 99 48) and proof of MCS-90.

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Article 6 - Project Operations

(f)

Commercial General Liability and Commercial Automobile Liability (Construction Contractor). During any period of substantial construction at the Project, the Owner shall cause its construction contractor to maintain commercial general liability insurance and commercial automobile liability insurance satisfactory to the Agency. The contractor's insurance must include owners and contractors protective liability coverage, including products and completed operations coverage to apply for two years following the completion of the work. Any such policy must name the Owner as an additional insured.

(g)

Workers' Compensation and Disability Benefits. If the Owner has employees, the Owner shall maintain or cause to be maintained workers' compensation and disability benefits insurance as required by Law. In addition, the Owner shall ensure that its contractors (including any construction contractor and Managing Agent) maintain such coverage as applicable.

(h)

Employer's Liability. If the Owner has employees, the Owner shall maintain or cause to be maintained employer's liability insurance with a limit of not less than $500,000 per occurrence, annual aggregate, combined single limit for bodily injury, personal injury, or property damage. This insurance must cover the Owner as named insured and all additional insureds if an employee is not eligible for, or is able to reject, statutory workers' compensation benefits, and the employee or other authorized person elects to sue for an injury or death deemed to have been sustained in the performance of duties on the Project. The insurance must also include a waiver of subrogation against all parties named as additional insured. In addition, the Owner shall ensure that its contractors (including any construction contractor and Managing Agent) maintain such coverage as applicable.

(i)

Other Insurance. The Owner shall maintain or cause to be maintained insurance against other risks, in any amount that the Agency may reasonably require, if such insurance is then commonly carried by reasonably prudent owners of property located in New York City containing buildings or improvements similar to the Project in type, size, use, and value.

(j)

Deductibles. All deductibles must not exceed the amount that would be carried by a reasonably prudent owner of property located in New York City containing buildings or improvements similar to the Project in type, size, use, and value.

(k)	City as Additional Insured.

(i)

Liability Policies. The Owner shall ensure that each liability insurance policy required by this Agreement names "The City of New York, together with its officials and employees, and each of their successors and assigns, as their interests may appear" as an additional insured, with coverage at least as broad as the most recently issued ISO Forms CG 20 10 and CG 20 26.

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Article 6 - Project Operations

(ii)

Property Policies. The Owner shall ensure that each property insurance policy required by this Agreement (including any flood or builder’s risk policy) contains a standard mortgagee, loss payee, or additional insured clause, as applicable, naming "The City of New York, together with its officials and employees, and each of their successors and assigns, as their interests may appear" as an additional insured, and as a loss payee. If required by a senior lender to the Project that has been approved in writing by the Agency, the Owner may name the senior lender or its servicing agent as the sole loss payee.

(iii)

Contractor Policies. If the Owner requires any contractor to maintain insurance and requires the contractor to list the Owner as an additional insured, the Owner shall ensure that the policy also lists "The City of New York, together with its officials and employees, and each of their successors and assigns, as their interests may appear" as an additional insured as described in this subsection (k).

(l)	Reserved.

(m)

Evidence of Insurance. Upon the Agency's request, the Owner shall provide the Agency with the following evidence of each insurance policy required by this Agreement: (i) a certificate of insurance satisfactory to the Agency accompanied by a completed certification of insurance broker or agent; (ii) any additional insured endorsements; and (iii) proof of payment of the policy’s premium. With respect to workers' compensation and disability benefits insurance, the Owner shall provide the Agency with evidence of coverage or an exemption in a form acceptable to the New York State Workers’ Compensation Board. ACORD forms are not acceptable proof of such insurance. Upon the Agency’s request, the Owner shall provide the Agency with a copy of any insurance policy, including all declarations and endorsements, certified by an authorized representative of the issuing insurance carrier. The Agency’s acceptance of a certificate or a policy does not excuse the Owner from maintaining or causing to be maintained the insurance required by this Agreement or from any liability arising from its failure to do so.

(n)

Standard for Insurers. The Owner shall obtain each insurance policy required by this Agreement from an insurer of recognized competence who is acceptable to the Agency and who is licensed to issue policies in New York State. Each insurer must also have (i) an A.M. Best rating of not less than “A-“ / “Class VII”, (ii) a Standard & Poor’s rating of not less than “A”, (iii) a Moody’s rating of not less than “A3”, or (iv) a Fitch rating of not less than “A-“.

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Article 6 - Project Operations

(o)

General Requirements for Policies. The Owner shall ensure that each insurance policy required by this Agreement is satisfactory to the Agency and provides that: (i) the insurance is primary and non-contributory; (ii) the policy may not be cancelled, terminated, modified, or amended by the insurer or its authorized agent on less than 30 days' prior written notice to the Agency (or 10 days’ for non-payment of premium); (iii) notice of any claim to the insurer by either the Agency or the Owner is sufficient notice under the policy; (iv) notice of any claim by the Agency is sufficient if given to the insurer or its authorized agent not more than 60 days after the later of the date that notice of the claim is delivered to the Owner, or the date that a notice of claim regarding such claim is filed with the Comptroller of the City; (v) no act or omission of the Owner will invalidate the policy as to the additional insureds, and no act or omission of the additional insureds will invalidate the policy as to the Owner; (vi) the insurer shall defend the additional insureds under any and all circumstances relating to or arising out of this Agreement; (vii) the insurer may not refuse to defend on the grounds of negligence, negligence per se, or contributory negligence; and (viii) the presence of employees or agents of the additional insureds on the Property will not invalidate the policy as far as the additional insureds are concerned.

(p)

Monetary Limits. The minimum monetary limits that are required by the Agency for any insurance policy required by this Agreement are the greater of (i) the minimum limits set forth in this Agreement and (ii) the limits that are actually provided to the Owner as named insured under the insurance policy. The Agency may increase the monetary limits for insurance policies required by this Agreement on one or more occasions to reflect the insurance coverage that would be carried by a reasonably prudent owner of property located in New York City containing buildings or improvements similar to the Project in type, size, use, and value.

(q)

Notice of Events. Whenever notice of an event is required under an insurance policy required by this Agreement, the Owner shall provide the insurer with timely notice of the event on behalf of all additional insureds, even where the Owner may not be covered for the loss. The notice from the Owner to the insurer must state that the notice is being given on behalf of the additional insureds, and shall contain, to the extent known, (i) the policy number, (ii) the name of the named insured, (iii) the date and location of the event, (iv) the identity of the individuals or things injured, damaged, or lost, (v) the title of the claim or suit, if applicable, and (vi) the address, block, and lot of the Property. The Owner shall simultaneously send a copy of such notice to the Agency. If the Owner fails to comply with these requirements, the Owner shall indemnify the additional insureds that are required by this Agreement for all losses, judgments, settlements, and expenses, including reasonable attorneys’ fees, arising from an insurer’s disclaimer of coverage citing late notice.

(r)

No Release. Maintaining insurance as required by this Agreement does not relieve the Owner of any other obligation under this Agreement or any other agreement by which the Owner is bound or preclude the Agency from exercising any rights under the Law, this Agreement, or any other agreement.

(s)

Release of Claims. The Owner waives all rights against the City and its officials and employees with respect to any losses that are or would be covered under an insurance policy required by this Agreement (whether or not the policy is actually procured or claims are paid under the policy) or any other insurance applicable to the operations of the Owner or its contractors.

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Article 6 - Project Operations

(t)

Right to Obtain Insurance. After written notice to the Owner and not less than 10 business days to cure, the Agency may arrange to obtain any insurance that is required by this Agreement if the Owner fails to do so. The Owner shall reimburse the Agency upon demand for any amounts paid by the Agency or any agent to obtain such insurance, with interest at the Default Rate from the date of payment to the date of reimbursement by the Owner. Any arrangement to obtain insurance by the Agency will not waive a violation of this Agreement by the Owner or any rights of the Agency under the Law, this Agreement, or any other agreement.

(u)

Financing Requirements. The Owner shall comply with any insurance requirements that may be imposed in connection with the financing of the Project, including, but not limited to, any greater monetary coverage limits that may be contained in any related mortgage or financing agreement.

6.09	Reserved.

6.10	Mechanics and Tax Liens.

The Owner shall keep the Project and the Property free from any liens, charges, and encumbrances (except as otherwise permitted by this Agreement), including, but not limited to, mechanics and tax liens. If any such liens are filed against the Project or the Property, the Owner shall deliver a copy of the lien to the Agency no later than 30 days after filing, shall cause the lien to be discharged by payment, bonding, or otherwise to the satisfaction of the Agency, and shall promptly deliver proof of such discharge to the Agency.

6.11	Loans by Owner.

The Owner shall not make loans for any purpose (whether secured or unsecured and whether repayable or forgivable) without the prior written consent of the Agency.

6.12	Reasonable Accommodations.

The Owner shall comply with all obligations under the Law to provide reasonable accommodations to individuals with disabilities.

6.13	Equal Access to Amenities.

The Owner shall ensure that all common areas and amenities at the Project are open to all Tenants on an equal basis, except as may be required by Law.

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Article 6 - Project Operations

6.14	Distribution of Information.

The Owner shall post in a prominent location at the Project, or otherwise ensure that all Tenants receive, any information that may be required to be posted at the Project or distributed to Tenants by the Agency or by Law.

6.15	Reserved.

6.16	Aging in Place Work.

(a)

Tenant Surveys. The Owner confirms that it has provided all Tenants with a tenant survey as of the date of this Agreement, unless otherwise agreed to in writing by HPD, in which case the Owner shall send all Tenants a survey on HPD’s approved form on or before the date that is 90 days after the date of this Agreement. On or before the date that is 60 days after the later of the date of this Agreement or date of the final delivery of any surveys to Tenants, the Owner shall deliver to HPD the completed surveys that have been received by the Owner, together with any further information that HPD deems necessary to assess the Project’s capital needs in connection with HPD’s Aging in Place initiative, and if required by HPD, compliance with applicable accessibility Laws, including, but not limited to, Section 504 of the Rehabilitation Act of 1973 (29 U.S.C. 794) and the implementing regulations at 24 CFR part 8.

(b)

Completion of Work. The Owner and HPD shall agree upon a scope of work in connection with the tenant surveys. No later than the date provided in Exhibit B, unless otherwise extended by HPD, the Owner shall submit to HPD a notarized statement signed by the Owner or, if required by the Agency, an Agency-approved architect, engineer, or other technical service provider, verifying that the Aging in Place work has been completed, accompanied by copies of paid receipts and invoices for all materials, equipment, and labor required to complete the work, and any other documentation requested by HPD. The Owner shall ensure that all Aging in Place work is done in a good and workmanlike manner using high-quality materials. The Owner shall not use the proceeds of any HPD Financing to fund this work unless otherwise agreed to in writing by HPD.

6.17	Integrated Physical Needs Work

(a)

IPNA Provider. The Owner confirms that is has contracted, at the Owner’s expense, with a qualified provider from the NYC HDC 2022 IPNA Pre-Qualified Firms List to perform an integrated physical needs assessment on the Project, unless otherwise agreed to in writing by HPD, in which case the Owner shall contract with a qualified provider to perform an integrated physical needs assessment on or before the date of this Agreement.

(b)

Completion of Work. The Owner and HPD shall agree upon a scope of work in connection with the integrated physical needs assessment. No later than the date provided in Exhibit B, unless otherwise extended by HPD in its sole discretion, the Owner shall submit to HPD a notarized statement signed by the Owner and a notarized certification by an architect, engineer, or other technical service provider verifying that the integrated physical needs work has be completed. Owner shall also submit copies of paid receipts and invoices for all materials, equipment, and labor required to complete the work, and any other documentation required by HPD. The owner shall ensure that all work is done in a good and workmanlike manner using high-quality materials.

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Article 6 - Project Operations

6.18	Reserved.

6.19	Building Service Prevailing Wage.

The Owner is subject to Section 6‑130 of the Administrative Code, which requires the Owner to pay a prevailing wage to building service employees at the Project in accordance with a schedule of wage and benefit rates published annually by the Comptroller of the City. The Owner shall comply with Section 6‑130 of the Administrative Code and shall provide the City with all information that may be required, or that the City may reasonably request, in connection with the administration or enforcement of this law. The Owner shall not claim any exemption or exclusion from the prevailing wage requirements of Section 6‑130 of the Administrative Code to which the Owner might be entitled without the Agency’s prior written consent.

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ARTICLE 7

RESERVES

7.01	Replacement Reserve.

(a)

Creation and Funding. If required by Exhibit B, the Owner shall establish a replacement reserve account for the Project (“Replacement Reserve”), into which the Owner shall deposit funds as required by Exhibit B. The Owner shall segregate the Replacement Reserve from other funds of the Owner. Any interest earned on the Replacement Reserve must be added to the Replacement Reserve (net of taxes on such interest).

(b)

Withdrawals. The Owner must obtain the written consent of the Agency prior to any withdrawal from the Replacement Reserve. The Owner may request a withdrawal from the Replacement Reserve to pay for the cost of replacements and capital improvements to the Project and for extraordinary increases in maintenance and operating expenses beyond the control of the Owner, or otherwise as approved in writing by the Agency. In connection with a request for a withdrawal from the Replacement Reserve, the Owner shall provide any supporting documentation that may be required by the Agency, including, but not limited to, construction plans and bids from contractors.

(c)

Control of Senior Lender. If a senior lender or provider of credit enhancement on the senior loan to the Project that has been approved in writing by the Agency (including but not limited to any senior lender or provider of credit enhancement who takes possession of the Property following a foreclosure, deed-in-lieu of foreclosure, or comparable conversion of the Project) requires exclusive control over withdrawals from the Replacement Reserve, then for so long as the senior lender or credit enhancer's requirements remain in effect, the Agency’s consent is not required for any withdrawal of funds from the Replacement Reserve. The Owner shall continue to fund the Replacement Reserve at not less than the amount required by this Agreement, however.

7.02	Operating Reserve.

(a)

Creation and Funding. If required by Exhibit B, the Owner shall establish an operating reserve account for the Project (“Operating Reserve”), into which the Owner shall deposit funds as required by Exhibit B. The Owner shall segregate the Operating Reserve from other funds of the Owner. Any interest earned on the Operating Reserve must be added to the Operating Reserve (net of taxes on such interest).

(b)

Withdrawals. The Owner must obtain the written consent of the Agency prior to any withdrawal from the Operating Reserve. The Owner may request a withdrawal from the Operating Reserve to cover Project operating account deficits, or otherwise as approved in writing by the Agency. In connection with any request for a withdrawal from the Operating Reserve, the Owner shall provide any supporting documentation that may be required by the Agency, including, but not limited to, operating statements, documentation of unforeseeable circumstances, and bank statements.

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Article 7 - Reserves

7.03	Other Reserves.

(a)

Creation and Funding. The Owner shall establish any other reserve account for the Project that is identified in Exhibit B, into which the Owner shall deposit funds as may be required by Exhibit B. The Owner shall segregate each such reserve from other funds of the Owner. Any interest earned on such a reserve must be added to the reserve (net of taxes on such interest).

(b)

Withdrawals. The Owner must obtain the written consent of the Agency prior to any withdrawal from any other reserve required by Exhibit B, unless Exhibit B specifically allows withdrawals from the reserve without the Agency’s consent. The Owner may request a withdrawal from any such reserve for the purposes identified in Exhibit B, or otherwise as approved in writing by the Agency. In connection with any request for a withdrawal from any such reserve, the Owner shall provide any supporting documentation that may be required by the Agency.

7.04	Servicing of Reserves.

(a)

Controlled Accounts. Upon demand by the Agency, the Owner shall establish any reserve account that is required by this Agreement with the Agency or with an Agency-designated servicer in an account governed by a servicing agreement, deposit account control agreement, or similar agreement restricting withdrawals from the account without the authorization of the Agency, in each case on a form acceptable to the Agency. The Owner shall take such further actions as may be reasonably necessary to establish Agency control over the reserve account, including, but not limited to, the execution of a security agreement granting a security interest in the account to the Agency, if the Agency does not already have such an interest.

(b)

Disclaimer. The Owner shall make no claim against the Agency for any loss that arises out of a breach by a servicer of a servicing or other agreement with respect to a reserve account that is required by this Agreement, unless the breach is attributable to the gross negligence or willful misconduct of the Agency. Neither the Agency nor any servicer will have any liability for a loss of all or any portion of the funds in a reserve account by reason of the insolvency or failure of the institution with which the funds are held. Neither the Agency nor any servicer will be liable with respect to any action taken or omitted to be taken by it in good faith in the performance or enforcement of servicing duties with respect to a reserve account. The Agency and any servicer will be entitled to assume the genuineness of all signatures or other approvals believed by it in good faith to be genuine in complying with directions with respect to any reserve account.

(c)

Fees. For any reserve account that is established with the Agency or with an Agency-designated servicer, the Agency may withdraw (or permit the servicer to withdraw) funds from the account, at any time and on one or more occasions, to pay the reasonable account-related fees of the Agency or the servicer of the account, so long as the amount withdrawn each year does not exceed 1% of the average monthly balance of the account for the year. In addition, the Owner shall pay all bank fees and investment breakage fees that are due to third parties and incurred by the Agency or a servicer in connection with servicing any such account.

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Article 7 - Reserves

(d)

Requirements of Senior Lender. If a senior lender or provider of credit enhancement on the senior loan to the Project that has been approved in writing by the Agency (including but not limited to any senior lender or provider of credit enhancement who takes possession of the Property following a foreclosure, deed-in-lieu of foreclosure, or comparable conversion of the Project) requires exclusive control over the Replacement Reserve, then for so long as the senior lender or credit enhancer's requirements remain in effect, the Agency’s right to demand control over the Replacement Reserve under Section 7.04(a) does not apply.

7.05	Replenishment of Reserves.

If the Owner withdraws funds from a reserve account that is required by this Agreement (excluding withdrawals from the Replacement Reserve), the Agency may require the Owner to replenish the amount withdrawn from the account. If the Owner withdraws funds from the Replacement Reserve, the Agency may require the Owner to replenish the amount withdrawn from the account if the Agency determines that replenishment is necessary to maintain the Agency’s then-existing replacement reserve standard for a project containing buildings or improvements similar to the Project in type, size, use, value, and condition. The Owner shall make any such replenishment over the period that the Agency may reasonably require. The Agency shall not require the Owner to replenish the account at a rate that is faster than 1/12th of the amount to be replenished per month, however; provided that if funds have been withdrawn from the Replacement Reserve or the Operating Reserve and the Owner collects a rent that is greater than the Legal Rent for one or more Rental Assistance Unit(s) in the Project in accordance with Section 610 of the PHFL, the Owner shall replenish such account at a rate that is equal to the amount withdrawn with 1/12th of the amount to be replenished per month.

7.06	Reserves Remain with Project.

The Owner shall ensure that all reserve accounts that are required by this Agreement remain with the Project during the Restriction Period. Upon a Property Transfer of all or substantially all of the Project, or a Change in Ownership with respect to the Owner, the Owner shall not cause or permit the transfer of any funds in any such reserve account to, or the retention of any funds in any such reserve account by, any entity or individual that is not, after consummation of the Property Transfer or Change in Ownership, the Owner.

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Article 7 - Reserves

7.07	Disposition of Reserves.

Upon the end of the Restriction Period, the Owner shall use the entire outstanding balance in the reserve accounts that are required by this Agreement in the following order of priority, unless reordered or waived by the Agency in writing (to the extent permitted by Law): first, to pay any outstanding taxes, charges, or other amounts owed to the Agency or the City, other than any Agency financing for the Project; second, to pay all accrued unpaid interest on, and the unpaid principal balance of, any Agency financing for the Project, in that order; third, to perform necessary capital and maintenance work at the Project, as may be required by the Agency; fourth, to pay into a new replacement, operating, or other reserve for the Project, as may be required by the Agency; fifth, to repay loans, if any, made by the Owner or an affiliate of the Owner that were made for the purpose of funding Project operating account deficits or for any other Project purposes; and sixth, to be disbursed to the Owner for use in any manner consistent with its purposes and contractual obligations.

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ARTICLE 8

OWNERSHIP AND FINANCING

8.01	Property Transfers.

(a)

Agency Consent Required. Except as provided in this Section 8.01, the Owner shall not cause or permit any Property Transfer without the prior written consent of the Agency. "Property Transfer" means any sale, lease, sublease, license, conveyance, transfer, assignment, gift, encumbrance, or other disposition of, or the granting of an easement or profit with respect to, all or any portion of the Project or the Property or any estate in the Project or the Property. A Property Transfer may involve, without limitation, the transfer of a nominee legal ownership interest, beneficial ownership interest, or remainder or other future interest in the Property. Any Property Transfer requiring the Agency’s consent that occurs without the Agency’s written consent will be void. The Agency shall not unreasonably withhold its consent to a Property Transfer. The Owner shall obtain the Agency's consent to every Property Transfer where required by this Section 8.01, regardless of whether the Agency has consented to any prior Property Transfer.

(b)

Conditions to Transfer. Without limiting the conditions that the Agency may impose prior to providing a consent to any Property Transfer of all or substantially all of the Property, the Owner must ensure the following prior to any such Property Transfer:

(i)

Assumption of this Agreement. The transferee must assume the Owner’s obligations under this Agreement, beginning on the date of the Property Transfer, in an agreement satisfactory to the Agency. The Owner shall ensure that any assumption agreement is recorded against the Property promptly following the related Property Transfer and shall pay all related fees and taxes.

(ii)

Estoppel. The transferee must certify that the statements of fact in Article 11 remain true as of the date of the Property Transfer, except to the extent that any such statement refers to an earlier date (or, if a statement is not true as of the date of the Property Transfer, providing a detailed explanation of the matter).

(iii)	Reserves. The transferee must provide satisfactory evidence that it will own any reserve accounts required by this Agreement in accordance with Section 7.06.

(iv)

Further Assurances. The transferee must provide such further assurances and documents as the Agency may reasonably require in connection with the Property Transfer, including, but not limited to, an assumption of any Agency financing or other obligations of the Owner with respect to the Project.

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Article 8 - Ownership and Financing

(c)

Exceptions to Consent Requirement. The Agency’s consent is not required for any leases of Units to Tenants, on the condition that the leases are consistent with this Agreement and do not contain an option to acquire all or any portion of the Project. In addition, the Agency’s consent is not required for any non-residential lease, sublease, license, or occupancy agreement that is permitted by Section 4.16. The Agency consents to any Property Transfer approved in Exhibit B.

(d)

Property Transfer Upon Foreclosure. The Agency’s consent is not required for any Property Transfer that occurs in connection with the foreclosure of a Permitted Mortgage or the delivery of a deed in lieu of foreclosure of a Permitted Mortgage. This exception is limited solely to the Property Transfer that occurs in connection with the foreclosure sale or deed in lieu of foreclosure of a Permitted Mortgage and does not apply to any subsequent Property Transfer.

8.02	Changes in Ownership.

(a)

Agency Consent Required. Except as provided in this Section 8.02, the Owner shall not cause or permit any Change in Ownership of the Owner (including, individually, any individual or entity that is a party to this Agreement and is included in the definition of Owner) without the prior written consent of the Agency. “Change in Ownership” means, with respect to any entity, any transfer of any direct or indirect ownership interest in the entity at any tier, including, but not limited to, sales or other transfers of ownership interests, admissions of new owners, substitutions of owners, withdrawals of owners (except by death), acquisitions of additional ownership interests, and changes to the membership interests in a not-for-profit corporation (but not changes to the directors of a not-for-profit corporation unless specifically provided in this Agreement). The Agency shall not unreasonably withhold its consent to a Change in Ownership.

(i)

Passive Investors. The Agency's consent is not required for any Change in Ownership of the Owner that concerns solely an individual or entity (i) that has no present or contingent control over management or operations of the Owner or the Project, as determined by the Agency, and (ii) the only role of which, as determined by the Agency, is to make a monetary investment.

(b)

Notice of All Changes. If a Change in Ownership is permitted without Agency consent under this Section 8.02, the Owner shall give the Agency notice of the Change in Ownership promptly after it occurs and shall certify in writing that the Change in Ownership is in compliance with this Agreement. The foregoing does not apply to any Change in Ownership that concerns solely the ownership interest of a shareholder in a publicly traded company.

(c)

Death or Incapacity. The Agency’s consent is not required for any Change in Ownership of the Owner that concerns solely a transfer to an executor, administrator, or guardian of a deceased or incapacitated individual. Any subsequent Change in Ownership with respect to the interest of an executor, administrator, or guardian requires the Agency’s consent.

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Article 8 - Ownership and Financing

(d)

Transfers Among Existing Owners. The Agency’s consent is not required for any Change in Ownership of the Owner that concerns solely a transfer of a direct or indirect ownership interest in the Owner to any existing owner of a direct or indirect ownership interest in the Owner that has previously received the Agency’s approval in writing, as long as the transfer does not (i) result in a change to the present or contingent control over management or operations of the Owner or the Project, as determined by the Agency, or (ii) result in a change in the direct or indirect ownership interests of the Owner that would require the transferee to comply with the Agency’s sponsor review procedures.

8.03	Financing.

(a)

Agency Consent Required. Except as provided in this Section 8.03, the Owner shall not incur, assume, or permit to exist any financing with respect to or encumbering all or any portion of the Project or the Property, or any direct or indirect ownership interest in the Owner, including but not limited to any mezzanine debt or preferred equity financing, without the prior written consent of the Agency, nor shall the Owner extend or renew any such existing financing on materially different terms without the prior written consent of the Agency.

(b)

Mortgages and Other Encumbrances. Except as provided in this Section 8.03, the Owner shall not permit any mortgage, lien, pledge, assignment, transfer, encumbrance, grant of a participation interest in, or hypothecation of or on all or any portion of the Project or the Property, or of or on any direct or indirect ownership interest in the Owner (or the income, proceeds, or other economic benefits of any such ownership interest) without the prior written consent of the Agency. Any mortgage or other encumbrance that encumbers all or any portion of the Project or the Property without the Agency’s written consent will be void.

(c)

Exceptions to Consent Requirement. The Agency’s consent is not required for (i) any financing with respect to or encumbering solely any indirect ownership interest in the Owner, and any encumbrance of an indirect ownership interest in the Owner that secures solely such financing, where the exercise of any rights or remedies by the holder of such debt would not in any circumstance cause (1) a change in present or contingent control over management or operations of the Owner or the Project, or (2) a transfer of a direct or indirect ownership interest in the Owner in violation of this Agreement; or (ii) any financing that is provided to the Owner by its members or partners, as applicable, pursuant to the Owner’s organizational documents, and any encumbrance of a direct or indirect ownership interest in the Owner that secures solely such financing.

(d)

Permitted Mortgages. The Agency consents to any mortgage or other encumbrance that is (i) recorded against the Property before the date of this Agreement or (ii) signed and delivered on or after the date of this Agreement with the prior written consent of the Agency (including but not limited to any mortgage signed and delivered to secure any Agency financing with respect to the Project), and the financing secured by any such mortgage or other encumbrance (“Permitted Mortgage”).

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Article 8 - Ownership and Financing

(e)	Approval of Future Financing.

(i)

Notice to Agency. The Owner shall provide the Agency with written notice of any proposed financing that requires the consent of the Agency not less than 60 days before the anticipated closing of the financing. The Owner shall provide the Agency with (1) a commitment or term sheet from the proposed lender, (2) the Project's financial statements for the previous 12 months, as certified by the Owner and showing the Project's net operating income for the period, (3) reasonably detailed projections of the Project's net operating income and debt service for the following 12 months assuming the Owner obtains the proposed financing, (4) a current appraisal of the Project prepared by an independent real estate appraiser not affiliated with the Owner, and (5) such further information as the Agency may reasonably request in connection with the proposed financing.

(ii)

Standard for Consent Where No Agency Financing. If the Property and the Project are not subject to any mortgage or lien held by or on behalf of the City or HDC, and the Owner does not owe any mortgage indebtedness to the City or HDC with respect to the Project, the Agency shall consent to any proposed financing with respect to or encumbering all or any portion of the Project or the Property, or any direct or indirect ownership interest in the Owner, and any related mortgage or other encumbrance, if the Agency confirms that (1) the proposed financing will be provided by HDC; the Community Preservation Corporation (or its affiliate); a City, State, or federal agency; Fannie Mae; Freddie Mac; a financial institution (including, but not limited to, a savings bank, commercial bank, life insurance company, public real estate investment company, or pension fund) with assets in excess of $500 million and whose loans are subject to regulation by a State or federal agency; or another lender acceptable to the Agency (“Institutional Lender”); (2) after incurring the proposed financing, the debt service coverage ratio for the Project, taking into account all of the financing affecting the Project, will equal or exceed 1.15; (3) after incurring the proposed financing, the loan-to-value ratio for the Project, taking into account all of the financing affecting the Project, will not exceed 80%; and (4) the Agency has not declared a Default that has not been cured. If the proposed financing does not satisfy these requirements, the Agency may consent to the financing but is not required to do so.

8.04	Zoning; Development Rights.

The Owner shall not, without the prior written consent of the Agency, seek, initiate, join in, or consent to any zoning change, restrictive covenant, or other public or private action or agreement limiting, expanding, changing, or defining the permitted uses of the Property or any part of the Property, or the permitted size, shape, or configuration of any structure developed or to be developed on the Property or any part of the Property. This includes, but is not limited to, any zoning lot merger, zoning lot subdivision, zoning lot development agreement, special permit, large-scale residential development, large-scale general development, large-scale community facility development, rezoning, or zoning text amendment.

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Article 8 - Ownership and Financing

8.05	Legal Owner.

(a)

Nominee Agreement. Neither the Legal Owner nor the Beneficial Owner shall amend the Nominee Agreement, assign the Nominee Agreement, or enter into a new Nominee Agreement without the prior written consent of the Agency. The Legal Owner and the Beneficial Owner shall comply with the Nominee Agreement and shall copy the Agency on any notice of default under the Nominee Agreement. A default under the Nominee Agreement that remains uncured beyond any applicable cure period is a breach of this Agreement. If this Agreement conflicts with the Nominee Agreement, this Agreement controls.

(b)

Right to Cure. If there is a default under any City, State, or federal loan or regulatory document, including, but not limited to, any mortgage, regulatory agreement, or financing commitment, then notwithstanding any provision of the Nominee Agreement or any other agreement to the contrary, the Beneficial Owner shall permit the Legal Owner to enter the Project and take such other actions with respect to the Project as may be necessary to cure the default, unless the Beneficial Owner is acting diligently to cure the default.

8.06	Condominium.

(a)

Agency Approval of Condominium Documents. The Owner shall obtain the prior written consent of the Agency for any condominium declaration that covers all or any portion of the Project and for all related documents, including, but not limited to, the by-laws of the condominium. The Owner shall submit all such condominium documents to the Agency for review and approval prior to their signing and recording. After approval of any such condominium document by the Agency, the Owner shall not cause or permit the amendment of the document without the prior written consent of the Agency. Any such condominium document, including any amendment, that is entered into without the Agency’s written consent will be void.

(b)

Requirements for Condominium Documents. The Owner shall ensure that any condominium documents covering all or any portion of the Project provide for the following to the satisfaction of the Agency: (i) limits on the payment of common charges by any condominium unit containing Income-Restricted Units, (ii) control of the condominium's board of managers by the condominium units subject to this Agreement, (iii) maintenance of insurance by the condominium and the appointment of an Agency-approved insurance trustee, (iv) Agency approval of the use of casualty and condemnation proceeds, (v) restrictions on transfers and the use of condominium units that are not subject to this Agreement, (vi) Agency approval of structural or other material work, (vii) Agency access to the condominium’s records, (viii) Agency approval of amendments to the condominium documents, and (ix) the delivery of notices of default and other material reports under the condominium documents to the Agency. The Agency may impose additional requirements in connection with its approval of any such documents.

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Article 8 - Ownership and Financing

(c)

Subordination; Memorandum of Regulatory Agreement. Any condominium declaration that covers all or any portion of the Project is subordinate to this Agreement. Promptly following the establishment of a condominium, the Owner shall record a memorandum of this Agreement in accordance with Section 12.01(b).

(d)

Transfers of Released Condominium Units. The Owner shall not cause or permit, and shall ensure that any condominium documents that cover all or any portion of the Project do not permit, (i) a Property Transfer of any condominium unit that is a part of the same condominium that the Project is a part of, but that has been released from this Agreement, or (ii) a Change in Ownership of the owner of such a condominium unit, without the prior written consent of the Agency. Any such Property Transfer requiring the Agency’s consent that occurs without the Agency’s written consent will be void. The Agency shall consent to any such Property Transfer or Change in Ownership that is not to or for the benefit of a Prohibited Person. In addition, the Agency’s consent is not required for: (i) any Property Transfer that concerns solely a non-residential lease, sublease, license, or occupancy agreement to an end user of the space in the ordinary course of business, or (ii) any Change in Ownership that concerns solely an individual or entity (1) that has no present or contingent control over management or operations of the owner of such condominium unit or the Project, as determined by the Agency, and (2) the only role of which, as determined by the Agency, is to make a monetary investment.

(e)

Obligations of Released Condominium Units. The Agency shall not release a condominium unit from this Agreement unless a memorandum of this Agreement is recorded against the condominium unit’s tax lot in accordance with Section 12.01(b) prior to the release of the condominium unit. After any release of a condominium unit from this Agreement, the owner of the condominium unit shall remain obligated to comply with this Section 8.06, Section 4.16(c) (relating to prohibited uses on the Property), and any provision of this Agreement that is related to administering or enforcing such obligations. These provisions of this Agreement will continue to bind the owner of any such condominium unit and run with the land with respect to the condominium unit.

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ARTICLE 9

COMPLIANCE MONITORING

9.01	Annual Submissions.

On an annual basis, effective upon the Project’s receipt of a temporary or final certificate of occupancy, or as of the date of this Agreement, if the Project does not require a new certificate of occupancy, and no later than the date given for each item below (or such other date as the Agency may direct in writing), the Owner shall submit the following items to the Agency.

(a)

Certificate of Compliance. No later than April 1 of each year, a certificate signed by a principal or authorized officer of the Owner and certifying the following: (i) each Tenant of an Income-Restricted Unit who began occupancy during the prior year was an Eligible Household; (ii) each Tenant’s Actual Rent does not exceed the amount permitted by Law and this Agreement; (iii) the Owner’s statements of fact in Article 11 remain true as of the date of the certificate, except to the extent that any such statement refers to an earlier date (or, if a statement is not true as of the date of the certificate, providing a detailed explanation of the matter); and (iv) the Owner is not in material violation of this Agreement, nor to the knowledge of the Owner, has any event occurred that, with the giving of notice or passing of time, would make the Owner in material violation of this Agreement (or, if a material violation or any such event has occurred, providing a detailed explanation of the matter and any corrective actions taken or to be taken).

(b)

Rent Roll. No later than April 1 of each year, a certified rent roll for the Project that is satisfactory to the Agency and that specifies all information that the Agency or the Law may require with respect to each Unit. The Owner shall submit each such rent roll using an online system designated by the Agency or otherwise as directed by the Agency in writing.

(c)

Financial Statements. No later than April 1 of each year, annual financial statements with respect to the Owner and the Project. These financial statements must be satisfactory to the Agency and must include a balance sheet, a statement of income and expenses, a statement of cash flows, and all accompanying notes, schedules, findings, and other materials. The Owner shall provide single entity financial statements with respect to the Owner and the Project unless otherwise approved in writing by the Agency. The Owner shall cause the financial statements to be prepared on a calendar-year basis, unless otherwise approved in writing by the Agency, and in accordance with generally accepted accounting principles.

(d)

Statement of Reserves. No later than April 1 of each year, a certified statement of the Project’s reserve accounts that is satisfactory to the Agency. This statement must include the name of the bank or other financial institution that holds each reserve account, the current balance in each reserve account, each contribution and withdrawal from the reserve account during the prior year, supporting documentation for any calculations that are required to determine contribution amounts (including, but not limited to, calculations of amounts to be contributed from net cash flow, if required by Exhibit B), current bank statements, and any other reserve account information that the Agency may reasonably request.

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Article 9 - Compliance Monitoring

(e)

Proof of Insurance. If requested in writing by the Agency, no later than April 1 of each year, satisfactory evidence of each insurance policy required by Section 6.08, as further described in Section 6.08(m).

(f)	Reserved.

(g)	Other Submissions. Any other Records or certification that may be required to be submitted to the Agency by Law, no later than the date that is required by Law.

9.02	Late Fees.

If the Owner is late in submitting any item that is required by Section 9.01, the Agency may charge the Owner a late fee of $250 per item to cover the administrative costs associated with a late submission. The Agency may increase this amount to account for inflation by adding 3%, compounding annually, on each anniversary of the date of this Agreement. Prior to assessing any such fee, the Agency shall notify the Owner that the submission is late and shall provide the Owner with not less than 10 business days to cure.

9.03	Testimony and Documents.

Upon 10 days' written notice from the Agency, and at a time and place specified by the Agency, the Owner, including any of its members, partners, principals, officers, directors, employees, and agents, (a) shall submit to an oral examination under oath by authorized representatives of the Agency regarding any matter related to the Project; and (b) shall produce for examination, review, or audit by the Agency any Records that the Agency may request, in form and manner satisfactory to the Agency.

9.04	Access to Property.

The Owner shall provide all representatives of the Agency or the City with access to the Property at such times and for such purposes as the Agency or the City deems necessary to implement this Agreement. The Agency may, without limitation, (a) enter the Property (including, but not limited to, all Improvements, Equipment, grounds, and offices) at any time to conduct unannounced site visits or to enforce its right to cure a Default pursuant to Section 10.02(d), and (b) examine any Records during business hours at the offices of the Owner or any of its agents, including but not limited to, the Managing Agent.

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Article 9 - Compliance Monitoring

9.05	Reports of Non-Compliance.

The Owner shall notify the Agency promptly if the Owner discovers any material non-compliance with this Agreement.

9.06	Reports of Legal Actions.

If any legal action or proceeding is initiated by or against the Owner in connection with or relating to the Project, the Property, this Agreement, or any other document related to the Project, other than landlord-tenant matters and other customary matters that arise in the ordinary course of business, the Owner shall report the initiation of the legal action or proceeding to the Agency in writing no later than 10 days after the Owner initiates or receives notice of the action or proceeding.

9.07	Interaction with Authorities.

The Owner shall notify the Agency of any interaction with City, State, or federal agencies or entities regarding the Property or the Project, other than the timely payment of taxes or fees, or other customary matters that arise in the ordinary course of business. If the Owner fails to give the Agency notice of any such interaction, the Owner waives any defense or claim that the Owner might otherwise have based upon the City’s knowledge of the matters addressed in the interaction.

9.08	Disclosure of Ownership.

The Owner shall furnish to the Agency, no later than five business days after any written request by the Agency, the names of the officers, directors, shareholders, members, or partners of the Owner and any entity that owns a direct or indirect interest at any tier in any party to this Agreement (except for any shareholders in a publicly traded company). The Owner shall provide any information that the Agency may reasonably request with respect to these individuals and entities.

9.09	Additional Information.

The Owner shall promptly submit to the Agency such other information as the Agency shall reasonably request on one or more occasions regarding the Project or the Owner.

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ARTICLE 10

ENFORCEMENT

10.01	Defaults.

(a)

Notice; Opportunity to Cure. After any violation of this Agreement, the Agency may give notice of the violation to the Owner. If the Agency gives notice of a violation to the Owner, the Agency shall provide the Owner with a period of not less than 30 days to cure the violation, unless the Agency reasonably determines that (i) the violation cannot be cured; (ii) the violation resulted from the Owner’s gross negligence or willful misconduct; or (iii) exigent circumstances require immediate action to protect the Project or any Tenant.

(b)

Declaration of Default. If a violation of this Agreement is continuing after notice to the Owner and the expiration of any cure period given in accordance with subsection (a) above (or, in the case of a violation that cannot with due diligence be cured by the Owner during a given cure period, if the Owner has failed to proceed promptly to cure the violation to the satisfaction of the Agency within such period or is not diligently pursuing the cure), the Agency may declare a default under this Agreement (“Default”) by written notice to all parties to this Agreement.

(c)

Copies of Notices. The Agency shall send a copy of any notice of violation or Default to the holder of any Permitted Mortgage, at the address for notices given in the Permitted Mortgage as recorded against the Property, and to any other individual or entity to whom the Agency has agreed to provide such notices in Exhibit B. The failure to send any such copy, however, will not affect the effectiveness of the notice.

(d)

Cures by Investors. The Agency shall deem any cure of a violation of this Agreement or Default by one or more of the Owner’s members, partners, or shareholders, as applicable, to be made by the Owner. The Agency shall accept or reject such cure on the same basis as it would if the cure had been made by the Owner.

(e)

Real Property Tax Benefits Cure Period. If HPD intends to terminate the Real Property Tax Benefits pursuant to the City Council resolution that approved the benefits, HPD shall provide the notice and opportunity to cure that is set forth in the City Council resolution.

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Article 10 - Enforcement

10.02	Remedies.

After declaring a Default, the Agency may take one or more of the following actions:

(a)

Specific Performance. Seek a temporary or permanent injunction or an order for specific performance of this Agreement. The Agency may also seek this remedy if it determines that a violation of this Agreement is threatened.

(b)

Extension of Restriction Period. Record a document against the Property, executed solely by the Agency, to extend the Restriction Period by the period of non-compliance. The Agency may presume that the period of non-compliance is the period running from the date of this Agreement until the date that the Agency declares a Default. The Owner may rebut this presumption.

(c)

Prohibition on Doing Business. Upon written notice from the Agency, prohibit the party responsible for the violation and any of its principals from doing business with the Agency, except for applying for any as-of-right statutory benefit, for such period as the Agency may determine.

(d)

Cure by Agency. Cure the violation and charge the party responsible for the violation for any fees and other expenses incurred to remedy the violation, plus interest at the Default Rate from the date of demand until paid. This remedy includes, but is not limited to, (i) the right to lease any un-leased or vacant Unit in compliance with this Agreement (in such event, the Agency shall use reasonable efforts to obtain the highest rent permitted by this Agreement); and (ii) the right to prohibit the occupancy of any unoccupied Unit in order to ensure compliance with this Agreement.

(e)

Prohibition on Distributions. Prohibit distributions to partners, members, or shareholders, as applicable, of the Owner until the Default is cured and take any action to seek restitution to the Project’s account for any distributions made in violation of this Agreement.

(f)

Cross-Default. Declare a default under (i) any mortgage affecting the Project and held by the Agency, or (ii) any other agreement with the Agency or the City that is binding upon the Owner and that concerns the Project, and pursue any available remedies, including, but not limited to, a foreclosure of any mortgage affecting the Project and held by the Agency.

(g)	Removal of Responsible Parties. Require the removal of any officer, director, principal, partner, member, or shareholder, as applicable, that is responsible for the Default.

(h)

Appointment of a Receiver. Seek appointment of the Agency or a receiver to take possession of and operate the Project, collect all rents, and pay all necessary costs until the Default is cured and the Owner has given satisfactory evidence that it can operate the Project in compliance with this Agreement.

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Article 10 - Enforcement

(i)	Real Property Tax Benefits. Pursue the suspension or revocation of any Real Property Tax Benefits in accordance with Law.

(j)	Other Remedies. Seek any other relief that may be appropriate or desirable at law or in equity.

10.03	All Rights Cumulative.

All rights and remedies of the Agency under (a) this Agreement, (b) any other document related to the Project, (c) the Law, or (d) any other source of authority, are cumulative and may be exercised alone or concurrently, at the Agency’s option. The exercise or enforcement of any one right or remedy by the Agency is not a condition to or a bar of the exercise or enforcement of any other right or remedy. The listing of rights and remedies of the Agency in this Agreement does not preclude the Agency’s exercise or enforcement of any other right or remedy available to the Agency that is not listed in this Agreement.

10.04	Waivers of Agreement.

Any waiver of a provision of this Agreement must be in writing and must be signed by the waiving party. No other action or inaction by the Agency or the City at any time may be construed as a waiver of, or preclude the enforcement of, any rights or remedies of the Agency or the City. No waiver applies to any matter other than the specific matter in connection with which it is delivered, and which is stated in the waiver. No waiver may be construed as an amendment or modification of this Agreement.

10.05	No Distributions Upon Default.

Upon written notice from the Agency to the Owner of a Default, or of a material uncured default under any other agreement with the Agency or the City that is binding upon the Owner and that concerns the Project, the Owner shall not make or permit any distribution of any assets of, or any income of any kind from, the Project to its partners, members, or shareholders, as applicable, until the Agency has determined that the Default or default has been cured.

10.06	Prior Owner Defaults.

The Owner shall cure any Default or other violation of this Agreement caused by any prior owner and shall satisfy any related payment or indemnification obligation.

10.07	No Retaliation.

The Owner shall not retaliate against any existing or prospective Tenant, or any other user of the Project, who notifies the Agency of any alleged violation of this Agreement.

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Article 10 - Enforcement

10.08	Waiver of Opposition.

To the extent permitted by Law, each party to this Agreement other than the Agency waives any rights that it may have, at law or in equity, to modify, set aside, extinguish, enjoin enforcement of, or seek relief from all or any part of this Agreement.

10.09	Third-Party Beneficiaries.

Except as otherwise stated in this Agreement, there are no third-party beneficiaries of this Agreement and this Agreement is enforceable solely by the parties to this Agreement. The parties to this Agreement may modify or terminate this Agreement in accordance with the requirements of this Agreement without the consent of any intended third-party beneficiary, unless this Agreement specifically provides otherwise.

10.10	Tenant Right to Enforce.

Each Tenant of an Income-Restricted Unit may enforce in any State court the requirement of this Agreement that the Owner lease the Unit for a monthly rent that does not exceed the Actual Rent required by Section 5.01. Any such Tenant is a third-party beneficiary of this Agreement solely for such purpose.

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ARTICLE 11

STATEMENTS OF FACT

11.01	In General.

Each party to this Agreement other than the Agency makes the statements of fact in this Article 11 as to itself and affirms that all of its statements of fact in this Agreement are and will remain accurate as stated. Each such party understands that the Agency is relying on the accuracy of the statements of fact in this Agreement even though the Agency may perform other due diligence, and that this accuracy is a material inducement to the Agency’s agreement to allow the Owner and the Project to participate in the Agency's affordable housing program. All statements of fact made by any such party survive the signing of this Agreement. The Agency may pursue claims for misrepresentation and breach of warranty, in addition to any other available remedy, if statements of fact in this Agreement are inaccurate.

11.02	Organization.

The party is duly organized and validly existing, and is qualified to do business in New York State, with all necessary authority to carry out the transactions contemplated by this Agreement. The party has provided the Agency with true copies of its organizational documents that are in effect. There are no agreements with respect to ownership interests in the party, voting control of such interests, or any other right to such interests other than the documents that have been delivered to the Agency.

11.03	Not-for-Profit Corporations.

If the party or any parent of the party is a not-for-profit corporation, the party and any parent have complied with all Laws related to the organization and ongoing existence of a not-for-profit corporation. Any director or officer of the party or any parent of the party who resigned in anticipation of the party’s participation in the Project has not re-assumed a role with the party without the Agency’s prior written consent. If the party or any parent of the party has created a housing committee to exercise the powers and duties of its board of directors with respect to the Project, all applicable organizational documents comply with the Agency's requirements regarding the establishment and authority of the housing committee.

11.04	Due Authorization.

The party has duly authorized and signed this Agreement.

11.05	Valid and Binding Obligation.

This Agreement is a valid and binding obligation of the party, enforceable in accordance with its terms, except as may be limited by insolvency Laws or principles of equity.

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Article 11 - Statements of Fact

11.06	No Conflicts.

The entry into and performance of this Agreement and the consummation of the transactions contemplated by this Agreement do not, and will not, (a) conflict with any Law or applicable order, (b) conflict with the party's organizational documents, or (c) constitute a breach or default under any material agreement of the party. If such a conflict arises with any Law or applicable order that does not exist as of the date the party is making this statement, the foregoing statement will remain true as long as the party discloses the conflict to the Agency in writing promptly after the Law or applicable order takes effect and the party provides a detailed explanation of the matter and any corrective actions taken or to be taken.

11.07	Obtaining of Approvals.

The party has obtained all approvals necessary to enter into this Agreement, record this Agreement against the Property, and consummate the transactions contemplated by this Agreement, including, but not limited to, any required approvals of lenders or other government agencies. This includes, but is not limited to, all necessary approvals from the City’s Department of Buildings (or any successor) and any environmental agency with jurisdiction, where applicable. All such approvals are in force and have not been revoked, suspended, forfeited, or modified in a materially adverse manner, nor to the party’s knowledge, has any such action been threatened. This statement excludes any approvals that are customarily received after the date the party is making this statement.

11.08	Litigation.

Except as previously disclosed to the Agency in writing, or as promptly disclosed to the Agency in writing after the date the party is making this statement, no litigation, proceeding, or investigation is pending or, to the party's knowledge, threatened (a) that would have a material adverse effect on the party's ability to perform its obligations under this Agreement or (b) that was initiated by any governmental authority and that the party is a subject of (or to the party’s knowledge, that any entity or individual that owns a direct or indirect interest in the party at any tier, or any individual that is a principal, officer, or director of the party or any such direct or indirect owner of the party is a subject of).

11.09	Bankruptcy.

The party is not subject to an order with respect to the party in any case under bankruptcy or insolvency Laws. The party is not subject to a voluntary or involuntary bankruptcy or insolvency proceeding. The party has not made an assignment for the benefit of creditors. The party has not sought the appointment of a trustee or receiver with respect to all or substantially all of the party’s assets. The party has not admitted in writing an inability to pay debts as they become due. No event of attachment or judicial seizure of all or substantially all of the party’s assets has occurred. No event has occurred that, with the passing of time, would make the party insolvent or make any of the foregoing statements untrue. The party has adequate capital for the reasonably foreseeable obligations of a business of its size and character and given its contemplated operations.

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Article 11 - Statements of Fact

11.10	Accuracy of Information.

All information that the party has provided or caused to be provided to the Agency regarding the party or the Project remains complete and correct in all material respects (and with respect to any financial statements or other reports expressly made as of a particular date, such financial statements or reports remain complete and correct in all material respects as of such date), except as disclosed in writing to the Agency. This includes, but is not limited to, (a) all information contained in sponsor review disclosure statements and related documents that have been submitted to the Agency, and (b) all information with respect to existing and projected financial matters, property information, architectural and engineering matters, building conditions, insurance, and ownership matters (including, but not limited to, information with respect to the party, any entity or individual that owns a direct or indirect interest in the party at any tier, or any individual that is a principal, officer, or director of the party or any such direct or indirect owner of the party). The party has not failed to disclose any material information with respect to the Owner or the Project to the Agency. No information that the party has provided to the Agency contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

11.11	Rent Roll.

If the Project has existing Tenants or non-residential tenants, the Owner has provided the Agency with a complete and correct rent roll for the Project meeting the requirements of Section 9.01.

11.12	Title to Property.

The party owns its interest in the Property free and clear of any encumbrances, except for (a) any matters that are set forth as exceptions to a title policy that has been delivered to the Agency, (b) any Permitted Mortgage, and (c) any minor defects in title that do not interfere with the party's ability to perform its obligations under this Agreement. The party has not received notice of any pending or contemplated condemnation affecting the Property or any sale or disposition in lieu of condemnation, and is not and could not be obligated under any right of first refusal, option, or other contractual right to sell, transfer, or otherwise dispose of the Property or any interest in the Property, except in each case as previously disclosed to the Agency in writing or as promptly disclosed to the Agency in writing after the date the party is making this statement.

11.13	Flood Zone Status.

Except as previously disclosed to the Agency in a survey or other written certification acceptable to the Agency, no portion of the Property is in an area that has been identified by the federal government as a "special flood hazard area".

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Article 11 - Statements of Fact

11.14	Utilities and Public Streets.

The Property is served by all utilities that are required for, and has all access to public streets that are required by, its present and any contemplated uses.

11.15	Property Condition.

Except as previously disclosed to the Agency in writing, or as promptly disclosed to the Agency in writing after the date the party is making this statement, the Property, including, but not limited to, all Improvements, is (a) free from damage caused by fire or other casualty, (b) in good condition in all material respects, and (c) to the knowledge of the party after due inquiry, has no structural or other material defects or damages, whether latent or otherwise.

11.16	Taxes.

The party has filed or caused to be filed all federal, state, and local tax returns required to have been filed by the party, and has paid or caused to be paid all taxes due by the party, except for (a) any taxes that are being contested in good faith by appropriate proceedings and for which the party has set aside adequate reserves and (b) any taxes that would be covered by a pending exemption or abatement application that the party has a reasonable expectation will be granted. This includes, but is not limited to, real property transfer taxes and mortgage recording taxes. The party knows of no basis for any additional assessment of taxes or related liabilities for prior years.

11.17	Insurance.

The party maintains or has caused to be maintained the insurance that is required by this Agreement and any additional insurance that is carried by reasonably prudent owners of property located in New York City containing buildings or improvements similar to the Project in type, size, use, and value. The party has provided the Agency with a complete description of all insurance maintained by or on behalf of the party with respect to the Project. All such insurance is in full effect, and all premiums that are required to be paid have been paid.

11.18	Reserves.

The party has created and fully funded all reserve accounts that are required to be created and funded by the party under this Agreement and at the time the party is making this statement. With respect to each such reserve account, the party has provided the Agency with the name of the financial institution that holds the account and with any other account information that the Agency has requested in writing.

11.19	Zoning and Building Codes.

Except for violations of record and any other matters that have been previously disclosed to the Agency in writing, the Property and the Project, and their present and any contemplated uses, are in full compliance with all Laws regarding zoning and land use matters, Building Code matters, Housing Maintenance Code matters, accessibility matters, and similar requirements.

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Article 11 - Statements of Fact

11.20	Environmental Laws.

Except with respect to matters that have been previously disclosed to the Agency in an environmental site assessment or other report delivered to the Agency, or that, individually or in the aggregate, could not be expected to result in a material adverse effect on the Project, the Owner, any Tenant, or any other tenant or user of the Project, (a) the Property and its present and any contemplated uses are in full compliance with all Laws regarding environmental matters, including, but not limited to, hazardous or toxic substances; and (b) the party does not know of any basis for liability with respect to any environmental Law, and has not (i) failed to comply with any applicable environmental Law or to obtain, maintain, or comply with any permit, license, or other approval required under any environmental Law, (ii) become subject to any liability under any environmental Law, or (iii) received notice of any claim with respect to any environmental Law.

11.21	Financing.

The party has disclosed to the Agency all financing with respect to or encumbering all or any portion of the Project or the Property, or any direct or indirect ownership interest in the Owner, including but not limited to any mezzanine debt or preferred equity financing, except for any financing that would not require the Agency’s consent under Section 8.03(c). The party has disclosed to the Agency any present or anticipated mortgage, lien, pledge, assignment, transfer, encumbrance, grant of a participation interest in, or hypothecation of or on all or any portion of the Project or the Property, or of or on any direct or indirect ownership interest in the Owner (or the income, proceeds, or other economic benefits of any such ownership interest), except for any such mortgage or other encumbrance that would not require the Agency’s consent under Section 8.03(c).

11.22	Law and Agreements.

The party has complied in all material respects with all Laws, and except for violations of record or as disclosed to the Agency in writing, the party has not received any written notice of its violation of any Laws. To the party’s knowledge, and except as disclosed to the Agency in writing, the party is not in default of any order of any court or government authority. This Agreement and any other agreement between the party and the Agency is in force, and the party is not in default of this Agreement or any such other agreement, nor to the knowledge of the party, has any event occurred that, with the giving of notice or passing of time, would make the party in default of this Agreement or any such other agreement, except as disclosed to the Agency in writing.

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Article 11 - Statements of Fact

11.23	Agency and City Personnel.

To the party’s knowledge, no official, employee, agent, or representative of the Agency or the City (a) has participated in any decision relating to the Project or any agreement arising out of or through this Agreement or any other document related to the Project that affects such person’s personal interest or the interest of any entity or association in which the person is directly or indirectly interested, or which otherwise violates the provisions of Chapter 68 of the City Charter; (b) has received any payment or other consideration (other than from the Agency or the City) for the making of this Agreement or any other document or decision related to the Project; or (c) has any interest, directly or indirectly, in the Project, the Property, or the proceeds of either.

11.24	Conflicts of Interest.

No individual or entity having any interest or role in the party or in any entity that owns a direct or indirect interest in the party at any tier, or that is employed, retained, or contracted by the party or any such direct or indirect owner of the party, (a) is or has been employed, retained, or contracted by the Agency or the City in connection with any matter pertaining to the Project, or (b) has or will have any interest in or activity with the party or any such direct or indirect owner of the party that constitutes a conflict of interest pursuant to the provisions of Chapter 68 of the City Charter.

11.25	Lobbying.

The party, each entity or individual that owns a direct or indirect interest in the party at any tier, and any individual that is a principal, officer, or director of the party or any such direct or indirect owner of the party, are in compliance with Article 1-A of the Legislative Law.

11.26	Sponsor Loans.

Any loan that is made to the Owner by an affiliate of the Owner, including but not limited to any deferred developer fee loan, is subordinate to all Agency financing with respect to the Project. The lender of any such loan has agreed to refrain from enforcing any remedies under the loan documents without the prior written consent of the Agency.

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ARTICLE 12

MISCELLANEOUS

12.01	Recording.

(a)

Recording of Agreement. The Owner shall record this Agreement against the Property in the land records for the county in which the Property is located immediately following the date of this Agreement. The Owner shall pay all required fees and taxes in connection with the recording of this Agreement and any memorandum, amendment, or other modification of this Agreement, without any exemption or deduction that might otherwise be available solely because the Agency is a party.

(b)

Recording of Memorandum. Promptly following an apportionment (by condominium or otherwise), merger, or other event creating or assigning a tax lot to be occupied by all or any portion of the Project, the Owner shall record a memorandum of this Agreement against each tax lot that is occupied by all or any portion of the Project (unless this Agreement is already recorded against the tax lot) in the land records for the county in which the Property is located. The Owner shall use a memorandum in the form of Exhibit C, which is annexed to this Agreement and made a part of this Agreement, or another form satisfactory to the Agency. The memorandum must specifically identify the recording information for this Agreement and any amendments or other modifications of this Agreement that occurred prior to the date of the memorandum. The Owner shall provide the Agency with proof that the memorandum has been recorded against the appropriate tax lots promptly following the apportionment, merger, or other event.

12.02	Successors.

All provisions of this Agreement are covenants that run with the land, which inure to the benefit of the City, and which bind and are enforceable against, to the fullest extent permitted by Law, any other party to this Agreement and each such other party’s successors, assigns, heirs, grantees, and lessees. All references in this Agreement to a party, entity, or individual include the successors and permitted assigns of such party, entity, or individual. Successors to HPD include any body, agency, or instrumentality of the City or the State that succeeds to the powers, duties, or functions of HPD.

12.03	Notices.

(a)

Method. Each notice given or required to be given under this Agreement must be in writing and (i) sent by certified or priority mail, postage prepaid, (ii) delivered in person or by a nationally recognized overnight courier, with receipt acknowledged, or (iii) sent by electronic means with notice of receipt from an authorized officer, official, or principal of the party.

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Article 12 - Miscellaneous

(b)

Addresses. Each notice given to a party to this Agreement by mail or personal delivery must be sent to the address for the party that is stated in the preamble to this Agreement, unless the party has given notice of a change in address. Each notice given to a party by electronic means must be sent to an authorized officer, official, or principal of the party. Any party to this Agreement that changes its address shall notify each other party to this Agreement in the manner for delivering notices that is provided in this section.

(c)

Effectiveness. Each notice delivered by certified or priority mail will be deemed to have been given upon the third business day following the date upon which the notice is deposited in the U.S. mail, postage prepaid. Each notice delivered in person or by a nationally recognized overnight courier, with receipt acknowledged, will be deemed given upon actual delivery, as evidenced by a signed receipt. Notwithstanding the foregoing, any notice of a change in address will only be deemed to have been given when actually received by the other party.

(d)

Copies. The Agency will send a copy of any notice that is given to a party to the party’s counsel or investor, if an address for one is provided in Exhibit B. The Agency’s failure to send any copy of a notice to a non-party individual or entity to whom the Agency has agreed in writing to provide such copies will not affect the effectiveness of the notice under this Agreement.

(e)

Waiver of Notices Not Expressly Stated. No party to this Agreement is entitled to any notice from the Agency with respect to this Agreement unless this Agreement expressly provides for the giving of notice by the Agency to the party. Each party to this Agreement other than the Agency waives any right to receive any notice from the Agency with respect to any matter for which this Agreement does not expressly provide for the giving of notice by the Agency to the party.

(f)

Notices to HPD. Any notice given to HPD must be sent to the attention of the Deputy Commissioner for Asset and Property Management, with copies to the Deputy Commissioner for Development and the General Counsel.

12.04	Agency Approvals.

(a)	Sole Discretion. Except as otherwise specified in this Agreement, any determination, consent, or approval by the City pursuant to this Agreement is in the sole discretion of the City.

(b)

HPD Authorized Officials. Except as otherwise specifically provided in this Agreement, any approval by HPD pursuant to this Agreement must be made in writing (which may be sent by electronic means) by (i) HPD’s Commissioner or a Deputy Commissioner, Associate Commissioner, or Assistant Commissioner in HPD’s Office of Asset and Property Management or Office of Development or their respective successor offices, or (ii) an HPD employee designated in writing by one of these HPD officials to grant the approval.

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Article 12 - Miscellaneous

12.05	Amendments.

No amendment or other modification to this Agreement is valid unless it is in recordable form and signed by all parties to this Agreement. The Owner shall record any such amendment against each tax lot that is occupied by all or any portion of the Project, in the land records for the county in which the Property is located and immediately following the date of the amendment. The parties to any amendment other than the Agency shall include in the amendment a certification that the statements of fact in Article 11 remain true as of the date of the amendment, except to the extent any such statements specifically refer to an earlier date (or, if a statement is not true as of the date of the amendment, providing a detailed explanation of the matter), and that the statements of fact in Sections 11.02-11.07 are also true as they relate to the signing and delivery of the amendment.

12.06	Severability.

If any provision of this Agreement is found to be void, voidable, or otherwise unenforceable, the provision will be deemed severed from this Agreement and of no further effect, and the remaining provisions of this Agreement will continue in effect to accomplish the intent of this Agreement to the fullest extent possible.

12.07	Claims Against Officials.

No party to this Agreement shall make any claim whatsoever against any official, agent, or employee of the City for, or on account of, anything done or omitted to be done in connection with this Agreement or any other document related to the Project.

12.08	Cooperation.

The Owner shall diligently render to the City, without additional compensation, any assistance that the City may reasonably require if (a) an action is brought against the City that relates in any way to the Project, the Property, this Agreement, or any other document related to the Project, and (b) neither the City, on one hand, and the Owner, on the other hand, are adverse parties in the action.

12.09	Forum Selection.

(a)

Choice of Law. This Agreement and all other documents related to the Project are deemed to be executed in New York City and New York State, regardless of the domicile of the Owner, and are governed by and should be construed in accordance with the laws of the State.

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Article 12 - Miscellaneous

(b)

Consent to Jurisdiction and Venue. Any claim asserted by or against the City and arising under this Agreement or related to the Project or any other document concerning the Project must be heard and determined either in a federal court located in New York City or in a State court located in New York County. To realize this intent of the parties, the parties agree as follows:

(i)

If the City initiates any action against a party to this Agreement in federal court or State court, service of process may be made on the party either in person, wherever the party may be found, or by registered mail addressed to the party at its notice address under this Agreement, or to such other address as the party may provide to the City in writing.

(ii)

With respect to any action between the City and a party to this Agreement in State court, the party expressly waives and relinquishes any rights it might otherwise have (1) to move to dismiss on grounds of forum non conveniens, (2) to remove to federal court, and (3) to move for a change of venue to a State court outside New York County.

(iii)

With respect to any action between the City and a party to this Agreement in federal court, the party expressly waives and relinquishes any right it might otherwise have to move to transfer the action to a federal court outside New York City.

(iv)

If a party to this Agreement other than the City commences any action against the City in a court located other than in New York City, upon request of the City, the party shall either consent to a transfer of the action to a court of competent jurisdiction located in New York City or, if the court where the action is initially brought will not or cannot transfer the action, the party shall consent to dismiss such action without prejudice and may thereafter reinstitute the action in a federal court located in New York City or in a State court located in New York County.

12.10	Indemnity.

To the fullest extent permitted by Law, the Owner shall absolutely and unconditionally defend, indemnify, and hold harmless the City and its officials, employees, and agents from and against any and all claims, losses, damages, costs, or liabilities that arise out of or by reason of this Agreement, the Project, or the Property (including, but not limited to, in any proceeding or action brought or taken by the City or the Owner). The Owner shall pay all reasonable fees and other expenses of the indemnified parties in connection with any such matter, including, but not limited to, the fees of attorneys and experts. The Owner shall pay any such amount regardless of whether a legal action is finally decided by a court. The Owner shall not be obligated to indemnify an indemnified party under this Section 12.10 to the extent that a claim, loss, damage, cost, or liability arises from the negligence or intentional tortious act of the indemnified party. This Section 12.10 applies during and after the Restriction Period.

12.11	Provisions Required by Law.

Any provision required by Law to be inserted into this Agreement is deemed to be incorporated into this Agreement. This Agreement is to be read and enforced as though each such provision is included in this Agreement. If, through mistake, change in Law, or otherwise, any such provision is not inserted, or is incorrectly inserted into this Agreement, then, upon the written request of any party, all parties shall deem this Agreement to have been amended to make such insertion or correction so as to comply strictly with the Law.

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Article 12 - Miscellaneous

12.12	Further Assurances.

The Owner shall, at the Owner’s expense, promptly execute and deliver any further documents, and take any further action, as may be reasonably requested by the Agency to ensure that the Owner and the Project comply with this Agreement.

12.13	Duplicate Originals.

This Agreement may be executed in counterparts, and together the counterparts constitute a single instrument. An executed signature page to one counterpart may be attached to another identical counterpart (excepting the signature pages) without impairing the legal effect of the signatures. Any counterpart containing the signatures of all parties to this Agreement is sufficient proof of this Agreement.

12.14	Interpretation.

(a)	Incorporation of Recitals and Exhibits. The recitals and all exhibits annexed to this Agreement are made a part of this Agreement for all purposes.

(b)

As Amended. Any reference in this Agreement to an agreement (including, but not limited to, this Agreement), document, law, regulation, requirement, or similar text means the text as may be amended, supplemented, replaced, or otherwise modified from time to time, unless the context expressly requires otherwise.

(c)	Agreement References. References in this Agreement to articles, sections, exhibits, or similar refer to provisions in this Agreement unless stated otherwise.

(d)	Headings. The titles or headings of the articles and sections of this Agreement are for reference only and are to be disregarded in construing or interpreting the provisions of this Agreement.

12.15	Joint and Several Obligations.

Each provision of this Agreement that applies in any way to the Owner (including, but not limited to, any obligation of the Owner or any waiver of rights by the Owner) applies in full measure, individually, to each party to this Agreement that is included in the definition of “Owner”. Each representation, warranty, or other statement of fact made by the Owner, any such party to this Agreement, any entity or individual that owns a direct or indirect interest in the party at any tier, any individual that is a principal, officer, or director of the party or any such direct or indirect owner, or any of their respective agents or representatives, either in this Agreement or in connection with the Project, is the responsibility of every party to this Agreement included in the definition of “Owner”.

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Article 12 - Miscellaneous

12.16	No Merger.

Every provision contained in any other document related to the Owner or the Project survives this Agreement and remains in effect, and no such provision is merged with this Agreement, even though this Agreement may recite any such provision.

12.17	Other Consents.

The Owner shall obtain all consents that may be required for any matter (including, but not limited to, Property Transfers, Changes in Ownership, financing, and zoning and development rights matters), under any other agreement that is applicable to the Property, including but not limited to any financing documents. The requirements of this Agreement are in addition to, and do not supersede, any other agreement between the Owner and the Agency and applicable to the Project or the Property that may require the Owner to obtain consent prior to any such event.

12.18	Relationship of Parties.

Nothing in this Agreement creates any association, partnership, joint venture, or relationship of principal and agent or master and servant between the Agency, on the one hand, and any other parties to this Agreement (or any affiliates), on the other hand, or provides any non-Agency party with the express or implied right to create any such duty or obligation on behalf of the Agency.

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ARTICLE 13

INVESTIGATIONS

13.01	Definitions.

(a)	The terms "license" and "permit," as used in this Article 13, mean a license, permit, franchise, or concession not granted as a matter of right.

(b)	The term "person," as used in this Article 13, means any natural person doing business alone or associated with another person or entity as a partner, director, officer, principal, or employee.

(c)

The term "entity," as used in this Article 13, means any firm, partnership, corporation, association, or person that receives money, benefits, licenses, leases, or permits from or through the City or otherwise transacts business with the City.

(d)	The term "member," as used in this Article 13, means any person associated with another person or entity as a partner, director, officer, principal, or employee.

13.02	Cooperation.

The parties to this Agreement shall cooperate fully and faithfully with any investigation, audit, or inquiry conducted by a State or City governmental agency or authority that is empowered directly or by designation to compel the attendance of witnesses and to examine witnesses under oath, or conducted by the Inspector General of a governmental agency that is a party in interest to the transaction, submitted bid, submitted proposal, contract, lease, permit, or license that is the subject of the investigation, audit, or inquiry.

13.03	Refusal to Testify.

If (a) any person who has been advised that a statement made by the person, and any information from such statement, will not be used against the person in any subsequent criminal proceeding refuses to testify before a grand jury or other governmental agency or authority empowered directly or by designation to compel the attendance of witnesses and to examine witnesses under oath concerning the award of or performance under any transaction, agreement, lease, permit, contract, or license entered into with the City, the State, or any political subdivision or public authority of the City or the State, or the Port Authority of New York and New Jersey, or any local development corporation within the City, or any public benefit corporation organized under the laws of the State, or (b) any person refuses to testify for a reason other than the assertion of a privilege against self-incrimination in an investigation, audit or inquiry conducted by a City or State governmental agency or authority empowered directly or by designation to compel the attendance of witnesses and to take testimony under oath, or by the Inspector General of the governmental agency that is a party in interest in, and is seeking testimony concerning the award of, or performance under, any transaction, agreement, lease, permit, contract, or license entered into with the City, the State, or any political subdivision of the City or State or any local development corporation within the City, then, the commissioner or agency head whose agency is a party in interest to the transaction, submitted bid, submitted proposal, contract, lease, permit, or license shall convene a hearing, upon not less than five days’ written notice, to the parties involved to determine if any penalties should attach for the failure of a person to testify.

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Article 13 - Investigations

13.04	Adjournments.

If any non-governmental party to the hearing requests an adjournment, the commissioner or agency head who convened the hearing may, upon granting the adjournment, suspend any contract, lease, permit, or license pending the final determination, without the City incurring any penalty or damages for delay or otherwise.

13.05	Penalties.

The penalties that may attach after a final determination by the commissioner or agency head may include, but are not permitted to exceed:

(a)

Disqualification. The disqualification for a period not to exceed five years from the date of an adverse determination for any person, or any entity of which such person was a member at the time the testimony was sought, from submitting bids for, or transacting business with, or entering into or obtaining any contract, lease, permit, or license with or from the City; and/or

(b)

Cancellation. The cancellation or termination of any and all such existing City contracts, leases, permits, or licenses that the refusal to testify concerns and that have not been assigned as permitted under this Agreement, nor the proceeds of which pledged, to an unaffiliated and unrelated institutional lender for fair value prior to the issuance of the notice scheduling the hearing, without the City incurring any penalty or damages on account of such cancellation or termination; the City shall pay any money lawfully due for goods delivered, work done, rentals, or fees accrued prior to the cancellation or termination.

13.06	Factors.

The commissioner or agency head shall consider and address in reaching a determination and in assessing an appropriate penalty the factors in Sections 13.06(a) and 13.06(b). The commissioner or agency head may also consider, if relevant and appropriate, the criteria established in Sections 13.06(c) and 13.06(d) in addition to any other information which may be relevant and appropriate.

(a)

Good Faith Efforts. The party's good faith endeavors or lack thereof to cooperate fully and faithfully with any governmental investigation or audit, including, but not limited to, the discipline, discharge, or disassociation of any person failing to testify, the production of accurate and complete books and records, and the forthcoming testimony of all other members, agents, assignees, or fiduciaries whose testimony is sought.

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Article 13 - Investigations

(b)

Relationship to the Entity. The relationship of the person who refused to testify to any entity that is a party to the hearing, including, but not limited to, whether the person whose testimony is sought has an ownership interest in the entity and/or the degree of authority and responsibility the person has within the entity.

(c)	Nexus. The nexus of the testimony sought to the subject and its contracts, leases, permits, or licenses with the City.

(d)

Effect of a Penalty. The effect a penalty may have on an unaffiliated and unrelated party or entity that has a significant interest in an entity subject to penalties under Section 13.05, provided that the party or entity has given actual notice to the Commissioner or agency head upon the acquisition of the interest, or at the hearing called for in Section 13.03 gives notice and proves that such interest was previously acquired. Under either circumstance, the party or entity shall present evidence at the hearing demonstrating the potential adverse impact a penalty would have on such person or entity.

13.07	Warranties and Enforcement.

(a)

City Employees. The parties to this Agreement represent and warrant that to the best of their knowledge, (i) no officer, agent, employee, or representative of the City has received any payment or other consideration for the making of this Agreement or in connection with the performance of this Agreement, and (ii) no officer, agent, employee, or representative of the City has any interest, directly or indirectly, in this Agreement or the proceeds of this Agreement. The parties to this Agreement shall not hereafter make or pay any consideration as aforesaid and shall cooperate fully with the Commissioner of Investigation of the City and shall promptly report in writing any solicitation of money, goods, requests for future employment, or other benefit or thing of value, by or on behalf of any employee of the City or other person, firm, corporation, or entity for any purpose that may be related to the procurement or obtaining of this Agreement by the parties or affecting the performance of this Agreement.

(b)

Enforcement. In the event of a violation of Section 13.07(a), the Commissioner of HPD may convene a hearing pursuant to Section 13.03 and, upon such hearing, make a determination, in accordance with the considerations set forth in Section 13.06, as to whether or not a violation has occurred. The penalties imposed may include but are not permitted to exceed the penalties set forth in Section 13.05(a).

[Signatures follow]

FLATBUSH GARDENS HPO - Regulatory Agreement	65

The parties are signing this Agreement as of the date stated in the preamble to this Agreement.

RENAISSANCE EQUITY HOLDINGS LLC A

By:	/s/ David Bistricer
Name: David Bistricer
Title: CEO

RENAISSANCE EQUITY HOLDINGS LLC B

By:	/s/ David Bistricer
Name: David Bistricer
Title: CEO

RENAISSANCE EQUITY HOLDINGS LLC C

By:	/s/ David Bistricer
Name: David Bistricer
Title: CEO

RENAISSANCE EQUITY HOLDINGS LLC D

By:	/s/ David Bistricer
Name: David Bistricer
Title: CEO

RENAISSANCE EQUITY HOLDINGS LLC E

By:	/s/ David Bistricer
Name: David Bistricer
Title: CEO

RENAISSANCE EQUITY HOLDINGS LLC F

By:	/s/ David Bistricer
Name: David Bistricer
Title: CEO

FLATBUSH GARDENS HPO – Signature Pages for Regulatory Agreement

RENAISSANCE EQUITY HOLDINGS LLC G

By:	/s/ David Bistricer
Name: David Bistricer
Title: CEO

STATE OF NEW YORK	)
) ss.:
COUNTY OF ___________	)

On the ____ day of June, 2023, before me, the undersigned, a notary public in and for said state, personally appeared DAVID BISTRICER, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

______________________________

Notary Public

Commission expires:

FLATBUSH GARDENS HPO – Signature Pages for Regulatory Agreement

FLATBUSH GARDENS HOUSING DEVELOPMENT FUND CORPORATION

By:
Name:
Title:

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the ____ day of June, 2023, before me, the undersigned, a notary public in and for said state, personally appeared ____________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

______________________________

Notary Public

Commission expires:

FLATBUSH GARDENS HPO – Signature Pages for Regulatory Agreement

THE CITY OF NEW YORK

By:	DEPARTMENT OF HOUSING PRESERVATION AND DEVELOPMENT

By:
Name: Kerry LaBotz
Title: Assistant Commissioner

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the ____ day of June, 2023, before me, the undersigned, a notary public in and for said state, personally appeared Kerry LaBotz, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

______________________________

Notary Public

Commission expires:

APPROVED AS TO FORM

BY STANDARD TYPE OF CLASS

FOR USE UNTIL FEBRUARY 24, 2025:

By:

Acting Corporation Counsel

FLATBUSH GARDENS HPO – Signature Pages for Regulatory Agreement

EXHIBIT A

PROPERTY DESCRIPTION

All those certain plots, pieces, and parcels of land, with the buildings and improvements thereon erected, situate, lying, and being in the City and State of New York, designated on the Tax Map of the City of New York:

Block	Lot	Address

4964	47	3101 Foster Avenue

4995	30	3202 Foster Avenue

4964	40	1368 New York Avenue

4967	40	3505 Foster Avenue

4981	1	1401 New York Avenue

4981	50	1402 Brooklyn Avenue

5000	200	1405 Brooklyn Avenue

Borough:	Brooklyn

County:	Kings

EXHIBIT B

PROJECT DETAILS

Project
Name	Flatbush Gardens
Agency Program	Housing Preservation Opportunities (HPO)
Address	1368 New York Avenue, 3101 Foster Avenue, 3505 Foster Avenue, 1401 New York Avenue, 1402 Brooklyn Avenue, 3202 Foster Avenue, 1405 Brooklyn Avenue, Brooklyn, NY 11210
Borough, Block, and Lot	Brooklyn Block 4964, Lot 40, and Block 4964, Lot 47, and Block 4967, Lot 40, and Block 4981, Lot 1, and Block 4981, Lot 50, and Block 4995, Lot 30, and Block 5000, Lot 200
Building Identification Number	#3337095, #3323537. #3327232, #3327553, #3327345, #3327409, #3327269
Sponsor	Flatbush Gardens Housing Development Fund Corporation
Number of Units (excluding Superintendent Units)	2,489
	Studio	252
	1-Bedroom	1,024
	2-Bedroom	1,102
	3-Bedroom	111

Superintendent Units

5 two-bedroom Units

Owner may, subject to HPD’s approval in HPD’s sole discretion, reduce the number of Superintendent Units, provided that Owner shall at all times provide adequate janitorial services in accordance with applicable law and any applicable requirements of HPD. Upon such permitted reduction, the first two Superintendent’s Units shall be deemed 55% of AMI Units, the third Superintendent’s Unit shall be deemed a 65% of AMI Unit, and the remaining two shall be deemed 75% of AMI Units and any subsequent reduced number of superintendent units shall follow such order.

Summary of Occupancy Restrictions (See individual tables that follow in Exhibit B for apartment-size distributions, rent limits, and other restrictions.)	266 45% of AMI Units 497 55% of AMI Units 387 65% of AMI Units 596 75% of AMI Units 634 85% of AMI Units 91 100% of AMI Units 18 120% of AMI Units
Non-Residential Space	N/A

Initial Managing Agent

(Acknowledged by the Agency as of the date of this Agreement only. Any change to the Managing Agent requires Agency consent per Section 6.07. The Agency may also require a replacement per Section 6.07.)

N/A
Management Fee Limit	N/A

Restriction Period
Agency Program Termination Date (This Agreement may remain in effect beyond this date; see Section 2.01.)	40 years from the date of this Agreement

45% of AMI Units (Occupied on Date of this Agreement)
Income Limit		45% of AMI
Maximum Program Rent		35% of AMI
Other Restrictions		N/A
Unit Size	Number of Units	Initial Legal Rent	Initial Actual Rent
Studio	13	Current registration, or the Initial Actual Rent if unregistered	Tenant’s current Actual Rent
1-Bedroom	87	Current registration, or the Initial Actual Rent if unregistered	Tenant’s current Actual Rent
2-Bedroom	146	Current registration, or the Initial Actual Rent if unregistered	Tenant’s current Actual Rent
3-Bedroom	20	Current registration, or the Initial Actual Rent if unregistered	Tenant’s current Actual Rent
Total	266

55% of AMI Units (Occupied on Date of this Agreement)
Income Limit		55% of AMI
Maximum Program Rent		45% of AMI
Other Restrictions		N/A
Unit Size	Number of Units	Initial Legal Rent	Initial Actual Rent
Studio	34	Current registration, or the Initial Actual Rent if unregistered	Tenant’s current Actual Rent
1-Bedroom	214	Current registration, or the Initial Actual Rent if unregistered	Tenant’s current Actual Rent
2-Bedroom	228	Current registration, or the Initial Actual Rent if unregistered	Tenant’s current Actual Rent
3-Bedroom	21	Current registration, or the Initial Actual Rent if unregistered	Tenant’s current Actual Rent
Total	497

65% of AMI Units (Occupied on Date of this Agreement)
Income Limit		65% of AMI
Maximum Program Rent		55% of AMI
Other Restrictions		N/A
Unit Size	Number of Units	Initial Legal Rent	Initial Actual Rent
Studio	32	Current registration, or the Initial Actual Rent if unregistered	Tenant’s current Actual Rent
1-Bedroom	153	Current registration, or the Initial Actual Rent if unregistered	Tenant’s current Actual Rent
2-Bedroom	181	Current registration, or the Initial Actual Rent if unregistered	Tenant’s current Actual Rent
3-Bedroom	21	Current registration, or the Initial Actual Rent if unregistered	Tenant’s current Actual Rent
Total	387

75% of AMI Units (Occupied on Date of this Agreement)
Income Limit		75% of AMI
Maximum Program Rent		65% of AMI
Other Restrictions		N/A
Unit Size	Number of Units	Initial Legal Rent	Initial Actual Rent
Studio	45	Current registration, or the Initial Actual Rent if unregistered	Tenant’s current Actual Rent
1-Bedroom	190	Current registration, or the Initial Actual Rent if unregistered	Tenant’s current Actual Rent
2-Bedroom	297	Current registration, or the Initial Actual Rent if unregistered	Tenant’s current Actual Rent
3-Bedroom	12	Current registration, or the Initial Actual Rent if unregistered	Tenant’s current Actual Rent
Total	544

75% of AMI Units (Vacant on Date of this Agreement)
Income Limit		75% of AMI
Maximum Program Rent		65% of AMI
Other Restrictions		N/A
Unit Size	Number of Units	Initial Legal Rent	Initial Actual Rent
Studio	11	Current registration, or the Initial Actual Rent if unregistered	$1,607 (65% of 2023 AMI)
1-Bedroom	17	Current registration, or the Initial Actual Rent if unregistered	$1,721 (65% of 2023 AMI)
2-Bedroom	19	Current registration, or the Initial Actual Rent if unregistered	$2,065 (65% of 2023 AMI)
3-Bedroom	5	Current registration, or the Initial Actual Rent if unregistered	$2,386 (65% of 2023 AMI)
Total	52

85% of AMI Units (Occupied on Date of this Agreement)
Income Limit		85% of AMI
Maximum Program Rent		75% of AMI
Other Restrictions		N/A
Unit Size	Number of Units	Initial Legal Rent	Initial Actual Rent
Studio	95	Current registration, or the Initial Actual Rent if unregistered	Tenant’s current Actual Rent
1-Bedroom	292	Current registration, or the Initial Actual Rent if unregistered	Tenant’s current Actual Rent
2-Bedroom	218	Current registration, or the Initial Actual Rent if unregistered	Tenant’s current Actual Rent
3-Bedroom	29	Current registration, or the Initial Actual Rent if unregistered	Tenant’s current Actual Rent
Total	634

100% of AMI Units (Occupied on Date of this Agreement)
Income Limit		100% of AMI
Maximum Program Rent		85% of AMI
Other Restrictions		N/A
Unit Size	Number of Units	Initial Legal Rent	Initial Actual Rent
Studio	18	Current registration, or the Initial Actual Rent if unregistered	Tenant’s current Actual Rent
1-Bedroom	58	Current registration, or the Initial Actual Rent if unregistered	Tenant’s current Actual Rent
2-Bedroom	12	Current registration, or the Initial Actual Rent if unregistered	Tenant’s current Actual Rent
3-Bedroom	3	Current registration, or the Initial Actual Rent if unregistered	Tenant’s current Actual Rent
Total	91

120% of AMI Units (Occupied on Date of this Agreement)
Income Limit		120% of AMI
Maximum Program Rent		100% of AMI
Other Restrictions		N/A
Unit Size	Number of Units	Initial Legal Rent	Initial Actual Rent
Studio	4	Current registration, or the Initial Actual Rent if unregistered	Tenant’s current Actual Rent
1-Bedroom	13	Current registration, or the Initial Actual Rent if unregistered	Tenant’s current Actual Rent
2-Bedroom	1	Current registration, or the Initial Actual Rent if unregistered	Tenant’s current Actual Rent
3-Bedroom	0	N/A	N/A
Total	18

Floating Homeless Units
Number of Homeless Units (Unless otherwise specified in this Exhibit B)

250

If at any time after the date of this Agreement, the Project contains fewer than 250 Homeless Units, and all Income-Restricted Units are occupied, the Owner shall lease the next available vacant Income-Restricted Unit as a Homeless Unit until there are 250 Homeless Units.

All Income-Restricted Units that are vacant as of the date of this Agreement are Homeless Units.

Notwithstanding the foregoing, if upon vacancy of an Income-Restricted Unit in a given building, the rental of such Income-Restricted Unit would cause such building to contain more than 30% Homeless Units, such Income-Restricted Unit need not be designated a Homeless Unit, but may be rented to an Eligible Tenant who is not homeless.

Other Rent Matters
Utility Allowances	Tenant pays no utilities

Reserves
Replacement Reserve Contributions

Monthly payments of $51,958, which is $250 per unit divided by 12 (the then-applicable monthly contribution will be increased each year by 3%), beginning on the first day of the first month following the date of this Agreement

Replacement Reserve Account

Within 30 days of the date hereof, Owner shall create and fully fund a reserve account, subject to an unavoidable delay not caused by any action or inaction by Owner. Determination of whether such unavoidable delay shall be made in HPD’s sole discretion.

Initial Operating Reserve Contribution	N/A
Servicer of Reserves	Flagstar Bank, N.A. NYCB Plaza 102 Duffy Avenue, 3rd Floor Hicksville, New York 11801 Re: Loan 111000347

Copies of Notices
Address for Counsel to Beneficial Owner	Nixon Peabody LLP Tower 46, 55 West 46th Street New York, NY 10036-4120 Attention: Aaron J. Yowell

Aging in Place
Surveys Due to HPD	Aug 01, 2023
Completion Deadline for Work	24 months from HPD’s approval of the scope of work
Maximum Withdrawal Amount from Replacement Reserve	N/A

Notwithstanding anything to the contrary in Section 6.16(a) of the Regulatory Agreement, Owner acknowledges and agrees that Owner shall send all Tenants a survey on or before the date that is 10 days after the date of the Regulatory Agreement with a request that such surveys be completed by August 1, 2023. On or before August 11, 2023, Owner shall deliver to HPD the completed surveys together with any further information required by HPD

Integrated Physical Needs
Completion Deadline for Work	Within 36 months of this agreement.
Escrow

If Owner seeks approval from HPD to sell the property before the Work is completed, Owner shall concurrently notify HPD the amount of funds necessary to complete the outstanding Work. If HPD approves such sale, Owner shall escrow the equivalent amount of funds necessary to complete the outstanding work. Such escrow shall be created and funded at the time of the closing of any HPD-approved sale, and such escrow shall only be released when the entire Work is completed.

EXHIBIT C

FORM OF MEMORANDUM OF REGULATORY AGREEMENT

This MEMORANDUM OF REGULATORY AGREEMENT is made as of this ______ day of June, 2023, by: ______________________ (“Owner"), a _____________________________ having an address at ____________________________________________________.

1.

The Owner is owner of the premises located in Kings County, City and State of New York, known as and by the street address _____________________________, and identified as Block ________, Lot ____ on the Tax Map of the City of New York (“Property”), as more particularly described in Exhibit A attached to this Memorandum and made a part of this Memorandum.

2.

The Owner has agreed for and on behalf of itself, its successors, assigns, heirs, grantees, and lessees to comply with the Affordable Housing Regulatory Agreement (“Regulatory Agreement”) dated as of ______________, 20___, by and between the Owner and certain other parties to the Regulatory Agreement.

3.	The Regulatory Agreement was recorded in the land records on ______________, 20___, at ______________________.

4.	The Regulatory Agreement runs with the land that constitutes the Property in accordance with the terms of the Regulatory Agreement.

5.

The provisions of the Regulatory Agreement are incorporated by reference into this Memorandum. This Memorandum is intended to provide constructive notice of the Regulatory Agreement and in no way modifies or amends the Regulatory Agreement. If this Memorandum conflicts with the Regulatory Agreement, the terms of the Regulatory Agreement control.

This Memorandum has been signed as of the date first set forth above.

[Attach signature pages and Exhibit A to completed Memorandum.]

EXHIBIT D

CITY COUNCIL RESOLUTION

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